Exhibit 96.2

# S-K 1300 Technical Report Summary

## Laguna Salada Project, Chubut Province, Argentina

**Jaguar Uranium Corp.**

3-1136 Centre Street, Thornhill, ON L4J 3M8

Prepared by:

**SLR International Corporation**

1658 Cole Blvd, Suite 100, Lakewood, Colorado, 80401

SLR Project No.: 123.020480.00001

Effective Date:

August 13, 2024

Signature Date:

October 29, 2024

Revision: 2

Making Sustainability Happen

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Table of Contents

1.0	Executive Summary	1-1
1.1	Summary	1-1
1.2	Technical Summary	1-3
2.0	Introduction	2-1
2.1	Site Visits	2-1
2.2	Sources of Information	2-1
2.3	List of Abbreviations	2-3
3.0	Property Description	3-1
3.1	Location	3-1
3.2	Land Tenure	3-3
3.3	Laguna Salada Mineral Tenure	3-5
3.4	Surface Rights	3-8
3.5	Required Permits and Status	3-14
3.6	Taxation, Royalties and Option Agreements	3-15
3.7	Other Significant Factors and Risks	3-16
4.0	Accessibility, Climate, Local Resources, Infrastructure and Physiography	4-1
4.1	Accessibility	4-1
4.2	Climate	4-3
4.3	Local Resources	4-3
4.4	Infrastructure	4-3
4.5	Physiography	4-6
5.0	History	5-1
5.1	Prior Ownership	5-1
5.2	Exploration and Development History	5-1
5.3	Drilling	5-43
5.4	Historical Resource Estimates	5-43
5.5	Past Production	5-44
6.0	Geological Setting, Mineralization, and Deposit	6-1
6.1	Regional Geology	6-1
6.2	Property Geology	6-5
6.3	Local Geology	6-7
6.4	Mineralization	6-8
6.5	Deposit Types	6-14

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

7.0	Exploration	7-1
7.1	Exploration Potential	7-1
8.0	Sample Preparation, Analyses, and Security	8-1
8.1	Sampling Procedures	8-1
8.2	Sample Preparation and Analysis	8-6
8.3	Quality Assurance and Quality Control	8-7
8.4	Sample Security	8-11
8.5	QP Opinion	8-12
9.0	Data Verification	9-1
9.1	QP Opinion	9-1
10.0	Mineral Processing and Metallurgical Testing	10-1
11.0	Mineral Resource Estimates	11-1
12.0	Mineral Reserve Estimates	12-1
13.0	Mining Methods	13-1
14.0	Processing and Recovery Methods	14-1
15.0	Infrastructure	15-1
16.0	Market Studies	16-1
17.0	Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups	17-1
18.0	Capital and Operating Costs	18-1
19.0	Economic Analysis	19-1
20.0	Adjacent Properties	20-1
21.0	Other Relevant Data and Information	21-1
22.0	Interpretation and Conclusions	22-1
23.0	Recommendations	23-1
24.0	References	24-1
25.0	Reliance on Information Provided by the Registrant	25-1
26.0	Date and Signature Page	26-1

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Tables

Table 1-1:	Proposed Laguna Salada 2025 Exploration Budget	1-3
Table 3-1:	Full List of the Laguna Salada Concessions	3-6
Table 3-2:	Laguna Salada Claim List and Owners	3-10
Table 3-3:	Full List of the Laguna Salada Claims, File No., IIA Approval File and Expiry Date	3-14
Table 5-1:	U3O8 Uranium Geochemistry Summary Statistics	5-21
Table 5-2:	V2O5 Vanadium Geochemistry Summary Statistics	5-21
Table 5-3:	Assay Results from Channel Sampling of the Mineralized Gravel at La Susana	5-22
Table 5-4:	High Grade Assay Results from Vertical Channel Samples through the Mineralized Layer (High Grade Caliche) at La Rosada	5-25
Table 5-5:	High Grade Assay Results from Channel Sampling of Basement-Style Mineralization at La Rosada	5-26
Table 5-6:	IsoEnergy Uranium Geochemistry Summary Statistic	5-35
Table 5-7:	IsoEnergy Vanadium Geochemistry Summary Statistics	5-35
Table 5-8:	Check Sample Numbers, Coordinates and Sample Descriptions from Check Samples (Coordinates SUTM 19, WGS84)	5-41
Table 5-9:	Check Samples and IsoEnergy Samples, Coordinates and Values for Uranium and Vanadium	5-41
Table 8-1:	Expected values for uranium and vanadium in Maple Standards	8-8
Table 8-2:	Uranium and Vanadium Values for IsoEnergy Standard and ASI Internal Standards	8-8
Table 8-3:	Uranium and Vanadium values for field blanks	8-10
Table 23-1:	Proposed Laguna Salada 2025 Exploration Budget	23-1

Figures

Figure 3-1:	Location Map	3-2
Figure 3-2:	Laguna Salada Claim Map	3-7
Figure 3-3:	Map Showing Land Ownership Boundaries and Laguna Salada Claims	3-9
Figure 4-1:	Project Access	4-2
Figure 4-2:	Regional Infrastructure	4-5
Figure 4-3:	Typical Landscape and Vegetation Cover	4-6
Figure 4-4:	Topography of Chubut Province	4-7
Figure 4-5:	Local Project Topography	4-8
Figure 4-6:	General View of the Project	4-9
Figure 5-1:	Radiometric Anomalies and Trenching at Laguna Salada	5-4
Figure 5-2:	Main Exploration Targets on the Laguna Salada Project	5-6
Figure 5-3:	Trenching and Drilling at Guanaco	5-8
Figure 5-4:	Grade-Thickness Distribution Map of the Guanaco Region (U3O8 (ppm) x m)	5-9

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-5:	Geology and Mineralization at Guanaco Area	5-10
Figure 5-6:	Location of Trenches and Drill Hole Collars in the Lago Seco Area	5-12
Figure 5-7:	Grade-Thickness Distribution Map of the Lago Seco Area (U3O8 (ppm) x m)	5-13
Figure 5-8:	Stacked Sections showing the Distribution of Mineralization in the Lago Seco Area	5-14
Figure 5-9:	Map Showing the Location of Trenches and Drill Hole Collars in the Buried Lake Area of the Laguna Salada Project	5-16
Figure 5-10:	Grade-Thickness Distribution Map of the Buried Lake Region (U3O8 (ppm) x m)	5-18
Figure 5-11:	Project Area Showing Location of La Susana and La Rosada Sampling	5-20
Figure 5-12:	U3O8 Sampling at La Susana	5-23
Figure 5-13:	V2O5 Sampling at La Susana	5-24
Figure 5-14:	U3O8 Sampling at La Rosada	5-27
Figure 5-15:	V2O5 Sampling at La Rosada	5-28
Figure 5-16:	La Rosada Local Geology with Delphin and Pescado Prospects Highlighted	5-30
Figure 5-17:	Stratigraphic Column at La Rosada Delfin and Pescado Prospect Areas	5-32
Figure 5-18:	Scintillometer Readings in CPS at La Rosada	5-34
Figure 5-19:	IsoEnergy U3O8 Sampling at La Rosada	5-37
Figure 5-20:	IsoEnergy V2O5 Sampling at La Rosada	5-38
Figure 5-21:	CPS Values at La Rosada	5-39
Figure 5-22:	Predicted Uranium Values in ppm Based on Scintillometer Readings	5-40
Figure 5-23:	La Rosada Area, Geology, and Check Sample Locations with Uranium and Vanadium Grades (ppm)	5-42
Figure 6-1:	Regional Geology	6-2
Figure 6-2:	Laguna Salada Project within the San Jorge Basin	6-3
Figure 6-3:	Stratigraphic/Lithological Columns	6-4
Figure 6-4:	Stratigraphic Column of the San Jorge Basin	6-6
Figure 6-5:	Buried Lake Schematic Cross Section	6-11
Figure 6-6:	Typical Soil Profile at La Rosada	6-12
Figure 6-7:	Unconsolidated Sediment with Uranium-Vanadium Mineralization (Carnotite)	6-13
Figure 6-8:	Generic Model for the Formation of Surficial Uranium Deposits	6-15
Figure 6-9:	Geological Map of Laguna Salada showing Possible Metallogenic Pathways.	6-17
Figure 8-1:	Location of the Trenches and Pits at Laguna Salada coloured by Sample Method Used	8-3
Figure 8-2:	Soil Profile and D Horizon (Unconsolidated Sediments)	8-5
Figure 8-3:	Uranium Values for Standard STD-2955	8-9

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 8-4:	Vanadium Values for Standard STD-2955	8-9
Figure 8-5:	Uranium Values for ASI Internal Standard GU-11 (Certified 34.67 ppm U)	8-10
Figure 8-6:	Vanadium Values for Blank Material Showing Batch Numbers	8-11

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

1.0 Executive Summary

1.1 Summary

SLR International Corporation (SLR) was retained by Jaguar Uranium Corp. (Jaguar or the Company) to prepare an independent Technical Report Summary (TRS) on the Laguna Salada Uranium-Vanadium Project (Laguna Salada or the Project), located in the eastern central part of Chubut Province, Argentina.

The Company acquired a 100% indirect interest in the Argentina Projects pursuant to a Share Purchase Agreement dated July 17, 2024 (the Argentina Projects SPA) by and between the Company and IsoEnergy Ltd. (IsoEnergy) (formerly known as Consolidated Uranium Inc. (CUR)). Pursuant to the Argentina Projects SPA, the Company acquired all of the issued and outstanding shares of 2847312 Ontario Inc. from IsoEnergy on July 19, 2024. The Argentina Projects include Laguna Salada Project located in Chubut Province and the Huemul Project located in Mendoza Province (together the “Properties”).

Jaguar is an early stage miner (also referred to as a junior miner), with properties in Colombia and Argentina which is focused on the exploration and development of early-stage uranium assets with by-products including rare earth metals and other base metals. The Company maintains a large land position in Colombia and Argentina with exploration potential at large, long-life and low-cost assets (also referred to as Tier 1 assets), including areas surrounded by jurisdictions amenable to mining and quality infrastructure. Jaguar is an arm’s length privately held company focused on the uranium sector with strong operating experience in Latin America and intends to pursue a listing on a recognized stock exchange in North America in the coming months.

SLR understands that this TRS will be used to support the Company in meeting the listing requirements for status on a U.S. stock exchange.

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

1.1.1 Conclusions

SLR offers the following conclusions:

●	The Laguna Salada Project is an early-stage exploration project located in the eastern central part of Chubut Province, Argentina.

●	A preliminary resource estimate was published the Guanaco and Lago Seco prospects in 2011 (Coffey 2011) and was followed by a preliminary economic assessment (PEA) in 2014 (Tenova 2014). These studies were focused on the surficial uranium mineralization on the Guanaco and Lago Seco concessions while reconnaissance exploration on the northern La Rosada claims identified uranium-vanadium mineralization in unconsolidated sediments and basement volcanics.

●	The historical estimates are considered reasonable, but pre-date current S-K 1300 resource reporting requirements. A qualified person has not done sufficient work to classify the historical estimates as current Mineral Resources and the Company is not treating the historical estimates as current Mineral Resources.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

●	Between the Mega/U3O8 exploration between 2007 and 2010 and the IsoEnergy mapping and sampling conducted in 2022 to 2023 approximately only 30% to 35 % of the 230,000 ha Laguna Salada property has been systematically explored.

●	The presence of uranium-vanadium mineralization at Guanaco and Lago Seco and on the La Rosada and Susana prospects claims suggests that similar mineralization may be present across much of the property. The presence of uranium and vanadium in the basement rocks at La Rosada opens up the possibility of sandstone hosted uranium mineralization on the Cretaceous sediments that are exposed to the north-west of La Rosada and continue to the south-east under Tertiary gravels of the Laguna Salada mesa.

●	The mineralized horizons of Laguna Salada are open ended and trend beyond the external limits of the current exploration grids. The exploration potential exists to extend mineralization into previously untested areas of the Project, where these mineralized zones are present but not tested in a comprehensive manner either with trenching and/or drilling.

●	Based on a review of the database, geologic models, and documentation provided, SLR is of the opinion that all of the previous procedures reported by Jaguar and its predecessors are in alignment with industry standards at the time of completion and in accordance with the approaches SLR would adopt.

●	Jaguar is currently in progress as of the date of this report to meet the requirements outlined in the Mining Code Procedures of the Province of Chubut.

●	The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this report, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work. There are no other known environmental, permitting, legal, social, or other factors that would affect the development of the Mineral Resources.

●	Jaguar Uranium is an exploration-stage company and has no history of operations, mining or refining mineral products. There can be no assurance that the Properties will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure.

1.1.2 Recommendations

Jaguar has proposed a two-phase exploration program with a total budget of approximately US$1,900,000 to advance the Project, beginning in 2025 (Table 1-1). The two phases of the program are independent of each other. The SLR QP has reviewed the 2025 program proposed by Jaguar and is of the opinion that it is a reasonable approach to the advancement of the Project. Exploration Work can only be undertaken within current granted claims or in areas where Jaguar has an agreement with landowners.

The objectives of the exploration program are summarized below:

●	Acquire proper exploration permits, renegotiate surface access agreements with current landowners, and pursue acquisition of small government concession area located south of the Guanaco VII and north of the Hope 4 concessions.

●	Conduct check sampling and review of historical trench data, verify the work carried out by the previous operators, and confirm the possibilities of more extensive surficial uranium-vanadium mineralization at Laguna Salada.

●	Perform trench versus drilling sampling study to determine most appropriate method for advancing the Project.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Table 1-1: Proposed Laguna Salada 2025 Exploration Budget

Category	Budget (US$)
Phase 1
Staffing and Support	349,300
Equipment	94,700
Tenement / JV	84,000
Airborne + Surface Exploration	514,540
Phase 1 Sub-Total	1,042,540
Contingency (10%)	104,254
Phase 1 Total	1,146,794

Phase 2
Surface Exploration (Drilling)	691,250
Contingency (10%)	69,125
Phase 2 Total	760,375

Sub-Total Phase 1 + Phase 2	1,733,790
Contingency (10%)	173,379
Total Phase 1 + Phase 2	1,907,169

1.2 Technical Summary

1.2.1 Property Description

The Laguna Salada Claims are located approximately 260 km southwest of the town of Trelew in Chubut Province, Argentina.

The area is covered by the Argentina 1:250,000 Map Sheets “Las Plumas 4366-III” and “Garayalde 4566-I”.

The approximate center of the of the Project has the following coordinates:

●	Universal Travers Mercator (UTM): 646,762.12 m E, 5,078,394.44 m S zone 19G

●	Geographic: 44° 25.972'S latitude and -67° 9.360'W longitude (decimal degrees - 44.432864, -67.156005)

●	Gauss Kruger: 3,401,500m East and 5,088,500m North

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

1.2.2 Land Tenure

The Properties are located in the Province of Chubut, Republic of Argentina in which acquisition, exploitation and use of mineral substances is regulated by Código de Minería de la Nación passed by law 1919/86 (the Argentine Mining Code). The Code consists of 22 Titles and an Appendix, which lay down provisions on mines and their ownership, the persons who may acquire mines (and the relations between the owner and the miner), ownership, their acquisition and related concessions, the exploitation of mines, concessions and conditions for mining exploitation, the leasing of mines and their usufruct.

Under the Argentina Mining Code, there are two types of concessions (permits) that can be granted:

1	Exploration permits (Cateos and Manifestaciónes de Descubrimientos s)

A Cateo provides the title holder with the exclusive right to explore for specified minerals within a defined area for a period of up to three years.

Cateos typically are awarded in units of 500 ha, termed the measurement unit. Holders may acquire a maximum of 20 measurement units (10,000 ha), but may not hold, in aggregate, any more than 400 measurement units (200,000 ha) in any one Province. Property boundaries are defined in the exploration concession application or title and are not required to be physically marked in the field.

Manifestación de Descubrimiento (MD – literally “notice of discovery”) is also an exploration license and the first step towards obtaining mining rights. The registration of the MD guarantees the right of the holder to have preference over the area. By petitioning an MD the holder is informing the Mining Authority that they have discovered a potentially economic mineral orebody (whether there was a prior Cateo or not)

2	Exploitation (Mining) permits (Concesións de Explotación or Minas).

A mining concession or Mina granted by the Provincial Mining Directorate (PMD) confers on the titleholder the right to mine specific minerals for an indefinite term provided that the concession is kept in good standing with the authorities. Titleholders must initially apply for a discovery claim (MD), and the application is advertised for public comment.

The measurement unit area for such claims or “pertenencia”, will vary depending on the mineralization to be exploited. Claims over gold, silver, copper, and generally, hard rock minerals deposits (e.g., vein-style and discrete deposits) are typically six hectares in extent; however, disseminated mineralization style deposits may see claim sizes reach a maximum of 100 ha.

The Laguna Salada claim package currently consists of 28 claims, totaling approximately 229,978.8 ha, comprising 20 cateos and eight MDs and registered with the Mining Notary in Chubut Province.

A 2% net smelter return (NSR) royalty on all mining production from the Laguna Project, encompassing both existing concessions and future mining applications, has been granted to Consolidated Uranium Inc. (CUR). Royalty payments will be made on a quarterly basis, with allowable deductions for costs such as transportation, refining, and smelting. Additionally, Jaguar retains the right to repurchase 50% of the royalty (reducing it to a 1% NSR) for US$2.5 million.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

1.2.3 Accessibility, Climate, Local Resources, Infrastructure and Physiography

The Laguna Salada Project is located within the San Jorge Basin in the Departamento Mártires, Chubut Province, Argentina. The Laguna Salada area is an exceedingly flat gravel plain with the only relief coming from isolated basement highs and incised valleys from the larger rivers in the region.

The Project is approximately 260 km southwest of the town of Trelew and 220 km north of the town of Comodoro Rivadavia. Both are regional hubs with airports and essential services. Principal access is by paved Provincial Route 25 for 185 km, which links Trelew with the village of Las Plumas. From Las Plumas, one travels 53 km south on the all-weather, unpaved Provincial Route 48, before turning west onto a farm road for approximately one kilometre to reach the base camp.

The climate in the region is characterized as arid to semi-arid with annual temperatures ranging from a winter low of -5°C to summer highs of 20°C to 25°C. Field work can be carried out essentially year-round, although care needs to be taken in midwinter as the roads may become waterlogged and impassable.

Chubut Province is sparsely populated, especially away from the major cities on the coast.

The Mártires department, in which the Project is located, has a surface area of 15,445 km² and has a total population of 800 people of whom 605 live in the town of Las Plumas. The remainder of the population is widely distributed between large, isolated farms. Farms are typically 10,000 ha in extent. The nearest supply point where basic goods and services, including food, fuel, and labor, can be obtained is in the town of Las Plumas. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn.

There are no permanent infrastructures on the proper and exploration campaigns will require the establishment of a fully serviced camp on the property.

1.2.4 History

Reconnaissance work on Laguna Salada was first conducted in 2007 by Mega Uranium Ltd. (Mega) with the aim of confirming anomalies detected in a 1978 airborne radiometric survey undertaken by Comision Nacional de Energia Atomica (CNEA), Argentina’s National Nuclear Authority. U3O8 Corp. acquired this Project from Mega in April 2010 and immediately undertook metallurgical test work. Results identified the exceptional beneficiation characteristics of the mineralization, which provided the justification to continue exploration, principally by pitting and trenching, in the Guanaco and Lago Seco areas of the Laguna Salada Project. Given the unconsolidated sandy nature of the gravel that led to severe core recovery problems with drilling, and the shallow depth of mineralization, trenching and pitting was favored over drilling for further exploration of the Project area.

Exploration from 2008 onwards primarily focused on the Guanaco and Lago Seco claims in the southwestern sector of the property with an NI 43-101-compliant initial Resource Estimate completed by Coffey Mining Pty Ltd in 2011 (Coffey 2011) and a preliminary economic assessment (PEA) in 2014. (Tenova 2014). Limited reconnaissance sampling was also carried out at La Rosada and the Horqueta claims, approximately 45 km to the northeast, and at the Susana claims to the south. Uranium and vanadium at Lago Seco and Guanaco were initially discovered along the edge of the gravel mesas where the mineralized layer is exposed from beneath a typically barren gravel cap. It was only with trenching and pitting in the interior of the mesas that the extent of the mineralization became clear at Laguna Salada. Similar mineralization is evident in the La Susana area, where the uranium-vanadium bearing layer has been traced along the western and eastern edges of the mesa, some 10 km to 15 km to the south from Lago Seco.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

1.2.5 Geological Setting, Mineralization, and Deposit

1.2.5.1 Geologic Setting

The Laguna Salada Project is located near the western edge of the Cretaceous, San Jorge Basin, which covers most of the Chubut Province. The substratum of the San Jorge Basin consists of a sequence of sedimentary, metamorphic, intrusive, and volcanic rocks of Paleozoic and Triassic age that are overlain by the Jurassic volcanic complex of the Marifil Formation. The Jurassic sequence covered a large part of the area that is now covered by the San Jorge Basin with a thick sequence of ignimbrites and rhyolitic lava flows that is exposed in outliers and in the floors of some of the deeper valleys in the project area.

The basal part of the unconformably overlying San Jorge Basin consists of conglomerates and sandstones of the Cretaceous Puesto Manuel Arce Formation. These are in turn, overlain by the littoral marine sandstones and interlayered mudstones of the Early Tertiary Salamanca Formation that is interpreted to have accumulated during one of the last marine transgressions by the Atlantic Ocean (Salwyn 2001).

In the area of the Project, the Puesto Manuel Arce and Salamanca formations are unconformably overlain by Quaternary strata of fluvial and alluvial origin that constitute the Pleistocene Pampa de Arroqui (or Montemayor) Formation and the Holocene Gran Laguna Salada Formation. The Pampa de Arroqui Formation consists of layers of unconsolidated gravel with a sandy to silty matrix. Clasts are well-rounded, moderately well sorted, and mainly volcanic in origin. These gravels constitute an outwash plain that marks the migration of the course of the Rio Chico through Quaternary times. This outwash plain, located to the east of the Andes Mountains, is vast, measuring many tens of thousands of square kilometres in extent, and is now being dissected by the active ephemeral stream system that feeds into the south bank of the Rio Chico.

Uranium mineralization in the Laguna Salada Project has been encountered in terraces on the north bank of the Rio Chico, one of the principal rivers in the region that flows north-eastwards into the Rio Chubut. Jurassic rocks of the Marifil Formation are exposed in the most deeply incised areas adjacent to the river and as inliers to the south-west and immediately west of the Laguna Salada Lake.

Cretaceous rocks in the Laguna Salada Project are represented by tuffs and fine-grained sandstones that are exposed as inliers immediately to the north, west, and southwest of the Project. Cretaceous sandstones and interbedded green to brown siltstones of the Puesto Manuel Arce Formation are concentrated in the western part of the Project.

The country-rock of La Rosada area is composed of a sequence of acidic volcanic rocks and unconsolidated sediments. The stratigraphic sequence is composed by rhyolitic lava flows (Mesozoic-Jurassic) of the Marifil Formation (volcanic complex), marine and transitional sediments, unconsolidated gravel sandy fossil rich (Mesozoic, Cretaceous) of the Salamanca Formation, paleochannel sediments, unconsolidated gravel with sandy matrix (Cenozoic- Paleogene) of the Salamanca Formation, and a sequence of unconsolidated sandy conglomerates (Neogene-Pleistocene) of the Arroqui Formation.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

1.2.5.2 Mineralization

There are three principal styles of uranium-vanadium mineralization that have been identified at Laguna Salada as follows:

1	Of principal economic interest is a tabular, gently undulating layer that contains yellow- green uranium-vanadium minerals at shallow depth within unconsolidated, sandy gravel. This style of mineralization occurs in the Guanaco and Lago Seco areas in gravel- dominated clastic facies of different ages – Pleistocene at Guanaco and Holocene at Lago Seco. Powdery and finely crystalline uranium-vanadium minerals occur between the grains in the sandy matrix of the gravel and as partial coatings on sand grains and clasts. Studies indicate that approximately 10% of the contained uranium occurs as rinds on clasts. Carnotite (K2(UO2)2(VO4)2.3H2O) is the dominant uranium-vanadium mineral, and it has a variable habit from slightly cohesive to compact masses of crystals.

2	The second style of mineralization is found in the “Buried Lake” area, where carnotite straddles the unconformity between the gravel sequence and the underlying, organic- rich mudstones. Mineralization within this layer occurs in interstices in the sandy matrix and on pebbles in the gravel as well as within cracks and associated with organic material in the underlying mudstone. The true potential of this style of mineralization at Laguna Salada is currently undefined.

3	In the Pescado Prospect at La Rosada, uranium-vanadium mineralization is not restricted to the paleochannels, and is also present in the strongly altered rhyolite basement itself with mineralization indicated as yellow-green carnotite presented as disseminated in the matrix of weathered remnants of the rhyolite.

1.2.5.3 Deposit Type

Uranium-vanadium mineralization in the Laguna Salada Project has the principal characteristics of surficial uranium deposits according to the classification of Toens et al. (1984).

Surficial deposits comprise approximately 4% of the world’s uranium resources (World Nuclear Association 2009). These deposits are typically tabular bodies of mineralization that are in close proximity to the surface. They are typically located in sediments of Tertiary to Recent age in fluvial, alluvial and aeolian channel fill and associated playa lake facies. These uranium accumulations occur with carbonate and, in some cases, sulphate. Surficial uranium deposits form a continuum from those in which carbonate and or sulphate partially cements the host, termed “Caliche”-type systems, to those in which the carbonate and or sulphate cementation is intense, forming a hard layer within the host, termed Calcrete-type. It appears that caliche-type systems would develop into calcrete-type systems over time.

1.2.6 Exploration

Jaguar has conducted no exploration work or drill activities since acquiring the Project.

1.2.7 Mineral Resource Estimates

There are no current Mineral Resources or Mineral Reserves at the Project.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

2.0 Introduction

SLR International Corporation (SLR) was retained by Jaguar Uranium (Jaguar or the Company) to prepare an independent Technical Report Summary (TRS) on the Laguna Salada exploration project (Laguna Salada or the Project), located in the eastern central part of Chubut Province Argentina.

The Laguna Project is an advanced exploration project located in the central part of Chubut Province, Argentina. The property is located about 270 km southwest of the provincial capital, Rawson, and approximately 230 km from the main commercial port city of Comodoro Rivadavia.

The Company acquired a 100% indirect interest in the Project pursuant to a Share Purchase Agreement dated July 17, 2024 (the Argentina Projects SPA) by and between the Company and IsoEnergy Ltd. (IsoEnergy) (formerly known as Consolidated Uranium Inc. (CUR)). Pursuant to the Argentina Projects SPA, the Company acquired all of the issued and outstanding shares of 2847312 Ontario Inc. from IsoEnergy on July 19, 2024. The Argentina Projects include Laguna Salada Project located in Chubut Province and the Huemul Project located in Mendoza Province (together the “Properties”).

Jaguar is an early stage miner (also referred to as a junior miner), with properties in Colombia and Argentina which is focused on the exploration and development of early-stage uranium assets with by-products including rare earth metals and other base metals. The Company maintains a large land position in Colombia and Argentina with exploration potential at large, long-life and low-cost assets (also referred to as Tier 1 assets), including areas surrounded by jurisdictions amenable to mining and quality infrastructure. Jaguar is an arm’s length privately held company focused on the uranium sector with strong operating experience in Latin America and intends to pursue a listing on a recognized stock exchange in North America in the coming months.

SLR understands that this TRS will be used to support the Company in meeting the listing requirements for status on a U.S. exchange.

This TRS conforms to United States Securities and Exchange Commission’s (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart 229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary.

2.1 Site Visits

SLR visited the site between July 23 to 25, 2024. During the site visit, the SLR Qualified Person (QP) received a project overview by site management. The SLR QP toured exploration areas, inspected various parts of the property and infrastructure, measured scintillometer readings at various previously reported trench sample sites, and interviewed key personnel involved in the collection, interpretation, and processing of legacy geological data.

2.2 Sources of Information

During the preparation of this TRS, discussions were held with personnel from Jaguar:

●	Andres Caceres Bottia, P.Geo, Consulting Geologist

●	Oscar Sepulveda, Vice President Exploration, Jaguar

●	Luis Ducassi, CEO, Jaguar Uranium

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●	Steven Gold, CFO, Jaguar Uranium

●	Owen D. W. Miller, Ph.D, Consulting Geologist, IsoEnergy Ltd.

A preliminary economic assessment (PEA) was completed by Tenova Mining & Minerals (Australia) Pty Ltd (Tenova) in 2014 (Tenova 2014).

The documentation reviewed, and other sources of information, are listed at the end of this TRS in Section 24.0 References.

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2.3 List of Abbreviations

Units of measurement used in this TRS conform to the metric system. All currency in this TRS is US dollars (US$) unless otherwise noted.

μ	micron	kVA	kilovolt-amperes
μg	microgram	kW	kilowatt
a	annum	kWh	kilowatt-hour
A	ampere	L	litre
bbl	barrels	lb	pound
Btu	British thermal units	L/s	litres per second
°C	degree Celsius	m	metre
C$ Canadian dollars		M	mega (million); molar
cal	calorie	m2	square metre
cfm	cubic feet per minute	m3	cubic metre
cm	centimetre	masl	metres above sea level
cm2	square centimetre	m3/h	cubic metres per hour
d	day	mi	mile
dia	diameter	min	minute
dmt	dry metric tonne	μm	micrometre
dwt	dead-weight ton	mm	millimetre
°F	degree Fahrenheit	mph	miles per hour
ft	foot	MVA	megavolt-amperes
ft2	square foot	MW	megawatt
ft3	cubic foot	MWh	megawatt-hour
ft/s	foot per second	oz	Troy ounce (31.1035g)
g	gram	oz/st, opt	ounce per short ton
G	giga (billion)	ppb	part per billion
gal	US gallon	ppm	part per million
g/L	gram per litre	psia	pound per square inch absolute
gpm	Imperial gallons per minute	psig	pound per square inch gauge
g/t	gram per tonne	RL	relative elevation
gr/ft3	grain per cubic foot	s	second
gr/m3	grain per cubic metre	st	short ton
ha	hectare	stpa	short ton per year
hp	horsepower	stpd	short ton per day
hr	hour	t	metric tonne
Hz	hertz	tpa	metric tonne per year
in.	inch	tpd	metric tonne per day
in2	square inch	tph	metric tonne per hour
J	joule	US$	United States dollar
k	kilo (thousand)	V	volt
kcal	kilocalorie	W	watt
kg	kilogram	wmt	wet metric tonne
km	kilometre	wt%	weight percent
km2	square kilometre	yd3	cubic yard
km/h	kilometre per hour	yr	year
kPa	kilopascal

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3.0 Property Description

This section has been modified from Miller (2024) and Tenova (2014).

3.1 Location

The Laguna Salada claims are located approximately 260 km southwest of the town of Trelew in the Province of Chubut, Argentina.

The area is covered by the Argentina 1:250,000 Map Sheets “Las Plumas 4366-III” and “Garayalde 4566-I”.

The approximate center of the of the Project has the following coordinates:

●	Universal Transverse Mercator (UTM): 646,762.12 m E, 5,078,394.44 m S zone 19G

●	Geographic: 44° 25.972'S latitude and -67° 9.360'W longitude (decimal degrees - 44.432864, -67.156005)

●	Gauss Kruger POSGAR 94 (WGS84) Zone 3: 3,401,500m East and 5,088,500m North

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Figure 3-1: Location Map

Legend:
Laguna Salada Claims
Roads/Tracks
Cities/Towns
2,400,000 E
2,600,000 E
2,800,000 E
5,300,000 N
5,100,000 N
4,900,000 N
N
Rio Negro Province
San Matias Gulf
El Maiten
Gastre
Telsen
Esquel
Puerto Madryn
CHUBUT Province
Trelew
Rawson
CHILE
Paso de Indios
Las Plumas
Alto Rio Senger
Laguna Salada Project
South Atlantic Ocean
Camarones
Alto Rio Senger
SOUTH AMERICA
Argentina
Chubut Province
Mayo
Sarmiento
Comodoro Rivadavia
San Jorge Gulf
0 50 100
Kilometres
Santa Cruz Province
Source: Miller 2024.
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Location Map

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3.2 Land Tenure

The Project is located in the Province of Chubut, Republic of Argentina in which acquisition, exploitation and use of mineral substances is regulated by Código de Minería de la Nación passed by law 1919/86 (the Argentine Mining Code). The Code consists of 22 Titles and an Appendix, which lay down provisions on mines and their ownership, the persons who may acquire mines (and the relations between the owner and the miner), ownership, their acquisition and related concessions, the exploitation of mines, concessions and conditions for mining exploitation, the leasing of mines and their usufruct.

Under the Argentina Mining Code, there are two types of concessions (permits) that can be granted:

1	Exploration permits (Cateos and Manifestaciónes de Descubrimientos)

2	Exploitation (Mining) permits (Concesións de Explotación or Minas)

3.2.1 Exploration Permits

Cateo

A Cateo provides the title holder with the exclusive right to explore for specified minerals within a defined area for a period of up to three years.

Cateos typically are awarded in units of 500 ha, termed the measurement unit. Holders may acquire a maximum of 20 measurement units (10,000 ha), but may not hold, in aggregate, any more than 400 measurement units (200,000 ha) in any one Province. Property boundaries are defined in the exploration concession application or title and are not required to be physically marked in the field.

Grant of an exploration permit gives the holder the right to explore and prospect within the measurement unit boundary, for a 150-day period. The term is extended by 50 days for each additional measurement unit that has been granted, with the largest possible term being 1,100 days. However, once 300 days have been reached, where the holding is over four measurement units the holder must relinquish half of the land. At the 700-day point, the holder must relinquish half of the remaining measurement units.

Prior to the grant of an exploration permit, holders must pay a one-off fee of 400 Argentinean Pesos (ARS) for each measurement unit requested and provide a work plan and commit to starting that work program within 30 days of permit grant. Compensation must be paid to landowners inconvenienced by any exploration activities. An activities report must also be provided to the appropriate regulatory authorities within 90 days after expiry of the measurement unit

The term cannot be extended or renewed, and the title holder cannot reapply for the same area within one year of its expiry. At the end of its three-year term, the concession holder may apply for the conversion of the Cateo into a “Mina”.

To formally request a Cateo, the applicant must: (i) pay a license application fee, (ii) submit a minimum exploration plan and budget; and commit to starting that work program within 30 days of granting of the permit. and (iii) deliver an environmental impact assessment (“EIA”) for the proposed work program.

Fees are due twice a year on June 30th and December 31st and are based on the size of the concession. The fee for Cateos is 400 ARS per 500 ha unit per annum. A work plan must be filed for each concession at the time that the application is made. The PMD has the right to verify that the work commitment has been met. Once a permit is granted for an exploration concession, an EIA must be completed and filed with the PMD. Field work may not start until the EIA has been submitted to the authorities.

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Once a Cateo is registered after the payment of the fee, delivery of the work plan and EIA, the applicant is free to explore the property for a fixed period of time, based on the size of the area:

Manifestación de Descubrimiento

Manifestación de Descubrimiento (MD – literally “notice of discovery”) is also an exploration license and the first step towards obtaining mining rights. The registration of the MD guarantees the right of the holder to have preference over the area. By petitioning an MD the holder is informing the PMD that they have discovered a potentially economic mineral orebody (whether there was a prior Cateo or not). Legislation allows for MDs to be established in three ways:

1	By discovering an area of potentially significant mineralization because of an exploration program on an exploration concession (Cateo); or

2	When significant mineralization is discovered by chance; that is, without an exploration process. This means that a mining concession (MD) can be applied for directly, without applying for an exploration concession first.

3	When a mining permit has been declared and registered as having expired due to non- compliance with the PMD’s requirements.

The holder has 100 days (which may be extended) from the registration to file the “labor legal”, which is the location of the point of discovery within the area. The maximum area of an MD is 3,500 ha. The mining fee (canon) is ARS3,200 per 100 ha per year and the obligation to pay begins three years after registration of the MD.

To maintain an MD in good standing, the titleholder is required to fulfil the following obligations:

●	The fee must be paid twice a year (June 30th and December 31st).

o	Non-payment results in the revocation of the permit, unless the title holder pays the fee (with a 20% penalty) within a 45-day cure period.

o	A 3-year period free of fees is granted if a mine is established.

3.2.2 Mining (Exploitation) Permits

Mina

A mining concession or Mina granted by the Provincial Mining Directorate (PMD) confers on the titleholder the right to mine specific minerals for an indefinite term provided that the concession is kept in good standing with the authorities. Titleholders must initially apply for a discovery claim (MD), and the application is advertised for public comment.

The measurement unit area for such claims, or “pertenencia”, will vary depending on the mineralization to be exploited. Claims over gold, silver, copper, and generally, hard rock minerals deposits (e.g., vein-style and discrete deposits) are typically six hectares in extent; however, disseminated mineralization style deposits may see claim sizes reach a maximum of 100 ha. Exploitation permits can consist of one or more pertenencias.

A Mina (exploitation) permit is contingent on several factors, including:

●	Provision of official cartographic coordinates for the deposit and the area required for operating facilities.

●	Provision of a sample of the mineral discovered.

●	Approval of an Environmental Impact Assessment (EIA).

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Approval and registration of the legal survey request by the relevant Provincial mining authority constitutes formal title to the exploitation permit. Assuming mining is active, and all other requirements are met, exploitation permits can have an indefinite grant period.

After three years from the date the discovery claim was registered, an annual fee (canon) becomes payable. The amount of the annual canon depends on the pertenencia size, and ranges from ARS80 for the six hectare pertenencias to ARS800 for the 100 ha pertenencias.

A further condition is required of a holder, which is to invest, at a minimum, 300 times the value of the annual canon in fixed assets on the exploitation permit over a five-year period. Twenty percent of the required investment must be made each year for the first two years of the designated investment period. For the final three years, the remaining 60% of the investment requirement is at the holder’s discretion as to how it is expended.

An affidavit quantifying the investment made each year must be submitted to the PMD. If the affidavit is not submitted or does not correspond with real investment, the PMD may provide notice of its intention to rescind the mining permission. There is a 30-day notice period, from the day that the notice of intention to terminate is received by the concession holder. At the end of the 30-day period, the mining concession is terminated, and the area is declared to be open for staking.

Permits may also be cancelled if mining activity ceases for more than four years and the holder has no plans to reactivate mining within a five-year period.

3.3 Laguna Salada Mineral Tenure

The Laguna Salada claim package currently consists of 28 claims, totaling approximately 229,978.8 ha, comprising 20 cateos and eight MDs and registered with the Mining Notary in Chubut Province. The full concession list is given in Table 3-1 and locations are shown in Figure 3-2. The permits are current, and all relevant mining fees are paid and up to date.

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Table 3-1: Full List of the Laguna Salada Concessions

NAME	CLAIM ID	YEAR	AREA (ha)	CLAIM TYPE	TITLE HOLDER
GAP 1	16362	2013	10,000.01	Cateo	2847312 Ontario Inc.
GAP 2	16363	2013	9,994.93	Cateo	2847312 Ontario Inc.
GAP 3	16955	2022	9,994.11	Cateo	2847312 Ontario Inc.
GAP 4	16956	2022	9,951.69	Cateo	2847312 Ontario Inc.
GAP 5	16957	2022	9,877.20	Cateo	2847312 Ontario Inc.
GUANACO I	15496	2008	4,009.41	MD	2847312 Ontario Inc.
GUANACO II	15497	2008	6,959.16	MD	2847312 Ontario Inc.
GUANACO III	15498	2008	5,559.63	MD	2847312 Ontario Inc.
GUANACO IV	15657	2009	3,194.56	MD	2847312 Ontario Inc.
GUANACO V	15873	2010	3,967.14	MD	2847312 Ontario Inc.
GUANACO VI	15874	2010	3,949.56	MD	2847312 Ontario Inc.
GUANACO VII	15875	2010	3,679.01	MD	2847312 Ontario Inc.
HORQUETA 1	16119	2011	10,000	Cateo	2847312 Ontario Inc.
HORQUETA 2	16120	2011	9,992.27	Cateo	2847312 Ontario Inc.
HORQUETA 3	16150	2012	10,000.01	Cateo	2847312 Ontario Inc.
HORQUETA 4	16151	2012	10,000	Cateo	2847312 Ontario Inc.
HORQUETA 5	16152	2012	9,899.01	Cateo	2847312 Ontario Inc.
HOPE 1	15280	2007	10,000	Cateo	2847312 Ontario Inc.
HOPE 2	15281	2007	9,984.63	Cateo	2847312 Ontario Inc.
HOPE 3	15282	2007	9,985.61	Cateo	2847312 Ontario Inc.
HOPE 4	15283	2007	9,372.40	Cateo	2847312 Ontario Inc.
LAGO SECO	15222	2007	3,442.52	Cateo	2847312 Ontario Inc.
LAGO SECO 2	15229	2007	9,998.06	Cateo	2847312 Ontario Inc.
LAGO SECO OESTE	15576	2009	9,276.76	Cateo	2847312 Ontario Inc.
LAGO SECO SUR	15623	2009	9,991.11	Cateo	2847312 Ontario Inc.
LA ROSADA	16160	2012	10,003.49	Cateo	2847312 Ontario Inc.
SUSANA	16553	2015	7,004.93	MD	2847312 Ontario Inc.
NORTE	15800	2010	9,891.62	Cateo	2847312 Ontario Inc.

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Figure 3-2: Laguna Salada Claim Map

3,375,000 E
3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
N
CHUBUT
PROVINCE
Laguna Salada
Project
La Rosada
Horqueta 5
Horqueta 3
Horqueta 4
Horqueta 1
Horqueta 2
Gap 1
Gap 2
Gap 3
Gap 4
Gap 5
NORTE
Guanaco I
Guanaco V
Guanaco VI
Guanaco II
Guanaco III
Guanaco IV
Guanaco VII
Hope 1
Hope 2
Hope 3
Hope 4
Lago Seco Oeste
Lago Seco
Lago Seco 2
Lago Seco Sur
Susana
Elevation (m)

SLR

**Legend:**

*Laguna Salada Claims*

*Digital Elevation Model*

0 5 10 15 20 25

Kilometres

**Jaguar Uranium**

***Laguna Salada Project***

*Chubut Province, Argentina*

**Laguna Salada Claim Map**

***Source: Miller 2024.***

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3.4 Surface Rights

The Argentine Mining Code sets out rules under which surface rights and easements can be granted for a mining operation, and covers aspects including land occupation, rights-of-way, access routes, transport routes, rail lines, water usage, and any other infrastructure needed for operations. In general, compensation must be paid to the affected landowner in proportion to the amount of damage or inconvenience incurred; however, no provisions or regulations have been enacted as to the nature or amount of the compensation payment. In instances where no agreement can be reached with the landowner, the Argentine Mining Code provides the mining right holder with the right to expropriate the required property.

From time to time, a land possessor may dispute the Company’s surface access rights and, as a result, the Company may be barred from its legal temporary occupation rights. Surface access issues have the potential to result in the delay of planned exploration programs, and these delays may be significant. Such delays may have a material adverse effect on the Company.

In general, easements outside the perimeter of a concession are road easements. For their constitution, the corresponding permission or authorization from the authority must be obtained beforehand, and subsequently the corresponding compensation must be paid for the land occupied or the proper bond must be provided. In this case, not only must such permission be sought, but also the legal declaration of public utility must be complemented with a double proof at the concession holder’s expense, namely: (i) that the easement in question cannot be constituted within the perimeter of the concession (Art. 151 of the Argentine Mining Code) and

(ii) that the work is really beneficial for the mining activities (Art. 13 of the Argentine Mining Code, last paragraph).

The list of underlying landowners for the Laguna Salada claims are presented in Table 3-2 and shown in Figure 3-3.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 3-3: Map Showing Land Ownership Boundaries and Laguna Salada Claims

3,375,000 E
3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
N
Elevation (m)
1,099
1,013
930
849
771
695
622
552
484
420
358
300
246
195
148
106
69
38
13
0
CHUBUT
PROVINCE
Laguna Salada
Project
SLR
Legend:
Laguna Salada Claims
Land Ownership Boundaries
Digital Elevation Model
0 5 10 15 20 25
Kilometres
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Map Showing Surface Ownership
and Laguna Salada Claims

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Table 3-2: Laguna Salada Claim List and Owners

Claim	Name	Year	Description	Occupier	Details
16362	GAP 1	2013	ESTANCIA/FARM		DON PLACIDO	LA MIMOSA	LAS HORQUETAS	LA FORTUNA	PIEDRA BLANCA
			OWNER		JUAN C ALBERTELLA	SUC. ATILIO CABARCO	HECTOR RODRIGUEZ	UNKNOWN	UNKNOWN
16363	GAP 2	2013	ESTANCIA/FARM	TORROIJA	DON PLACIDO		LAS HORQUETAS	LA FORTUNA	DON VICENTE	DON VICENTE
			OWNER		JUAN C ALBERTELLA		HECTOR RODRIGUEZ	UNKNOWN	UNKNOWN
16955	GAP 3	2022	ESTANCIA/FARM		LA HERMINIA	LOS ALAMOS	DON VICENTE	LAS HORQUETAS	LA FORTUNA	PIEDRA BLANCA
			OWNER		UNKNOWN	UNKNOWN	UNKNOWN	HECTOR RODRIGUEZ	UNKNOWN	UNKNOWN
16956	GAP 4	2022	ESTANCIA/FARM		LA HERMINIA	LA SUSANA
			OWNER		UNKNOWN	JUAN C ALBERTELLA
16957	GAP 5	2022	ESTANCIA/FARM		LA CHIQUITA	LA SUSANA	LA ESTRELLITA
			OWNER		UNKNOWN	JUAN C ALBERTELLA	UNKNOWN
15280	HOPE 1	2007	ESTANCIA/FARM		LA MADRESELVA	LAS SUSANAS
			OWNER		MARTIN ENDARA	JUAN C ALBERTELLA
15281	HOPE 2	2007	ESTANCIA/FARM		LA MADRESELVA	LAS SUSANAS	LA SUSANA	LAS HORQUETAS	LOS ALAMOS	DON VICENTE
			OWNER		MARTIN ENDARA	JUAN C ALBERTELLA	JUAN C ALBERTELLA	HECTOR RODRIGUEZ	UNKNOWN	UNKNOWN
15282	HOPE 3	2007	ESTANCIA/FARM		LA HERMINIA	LAS SUSANAS	LA SUSANA	LA CAÑA
			OWNER		UNKNOWN	JUAN C ALBERTELLA	JUAN C ALBERTELLA	UNKNOWN
15283	HOPE 4	2007	ESTANCIA/FARM		LA AURORA	LA SUSANA
			OWNER		UNKNOWN	JUAN C ALBERTELLA
16119	HORQUETA 1	2011	ESTANCIA/FARM	Falta Resolucion IAC VENTURA ESPPONDA	LA SALADA	DON PLACIDO		LAS HORQUETAS
			OWNER		HECTOR CASTILLO	JUAN C ALBERTELLA		HECTOR RODRIGUEZ

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Claim	Name	Year	Description	Occupier	Details
16120	HORQUETA 2	2011	ESTANCIA/FARM	FALTA NOTIFICAR CARBACOS		DON PLACIDO	LA MIMOSA	LAS HORQUETAS	CERRO BELLIDO	DON JOSE
			OWNER			JUAN C ALBERTELLA	SUC. ATILIO CABARCO	HECTOR RODRIGUEZ	ISABEL IBÁÑEZ	TELMA ALEJANDRA SARBON
16150	HORQUETA 3	2012	ESTANCIA/FARM	IAC AGUA Y ENERGIA Y GUTIERREZ	EMBALSE FLORENTINO AMEGHINO	DON ARSENIO	LA MIMOSA	LAS HORQUETAS
			OWNER		PROVINCIAL STATE	MARTA GUTIERREZ	SUC. ATILIO CABARCO	HECTOR RODRIGUEZ
16151	HORQUETA 4	2012	ESTANCIA/FARM	IAC AGUA Y ENERGI Y CARBACOS	EMBALSE FLORENTINO AMEGHINO	DON ARSENIO	LA MIMOSA		CERRO HOSPITAL	DON JOSE
			OWNER		PROVINCIAL STATE	MARTA GUTIERREZ	SUC. ATILIO CABARCO		SUC. JUAN M LIÑEIRO	TELMA ALEJANDRA SARBON
16152	HORQUETA 5	2012	ESTANCIA/FARM	INF IAC AGUA Y ENERGI Y LIÑEIRO	EMBALSE FLORENTINO AMEGHINO	LA ROSADA	EL TRAHUIL	LOS AMIGOS	CERRO HOSPITAL	DON JOSE
			OWNER		PROVINCIAL STATE	GARCIA	ALBERTELLA	UNKNOWN	SUC. JUAN M LIÑEIRO	TELMA ALEJANDRA SARBON
16160	LA ROSADA	2012	ESTANCIA/FARM	IAC LOTE 6A GARCIA ARSENIO	EMBALSE FLORENTINO AMEGHINO	LA ROSADA	EL TRAHUIL	LOS AMIGOS
			OWNER		PROVINCIAL STATE	GARCIA	ALBERTELLA	UNKNOWN
15222	LAGO SECO	2007	ESTANCIA/FARM	NOTIFICAR A Resnik, Rocha y Nicolás.	UNKNOWN	LAS SUSANAS
			OWNER		PROVINCIAL STATE	JUAN C ALBERTELLA
15229	LAGO SECO 2	2007	ESTANCIA/FARM	NOTIFICAR A Resnik		LAS SUSANAS	LA SUSANA	LA CAÑA
			OWNER			JUAN C ALBERTELLA	JUAN C ALBERTELLA	UNKNOWN
15576	L. SECO OESTE	2009	ESTANCIA/FARM	para CONCEDER FALTA ALCTUALIZAR IIA	UNKNOWN

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Claim	Name	Year	Description	Occupier	Details
			OWNER		PROVINCIAL STATE
15623	L. SECO SUR	2009	ESTANCIA/FARM	NOTIFICAR A NICOLAS	LA AURORA	DON LEONARDO	LA PALMERA	LA CAÑA
			OWNER		UNKNOWN	UNKNOWN	UNKNOWN	UNKNOWN
16553	SUSANA	2015	ESTANCIA/FARM	VIEJO ROBLES S.R.L. (Abdala) No reciben la notificacion	LA CHIQUITA	LA SUSANA
			OWNER		UNKNOWN	JUAN C ALBERTELLA
15496	GUANACO I	2008	ESTANCIA/FARM	BADILLO (fallecido) Dos hijos Julieta y Gonzalo	EL HORNITO
			OWNER		BADILLO Y MEDALLO
15497	GUANACO II	2008	ESTANCIA/FARM	ENDARA ALBERTELLA RESNIK (Fallecido)	EL HORNITO	LA SUSANA	UNKNOWN	LA MADRESELVA
			OWNER		BADILLO Y MEDALLO	JUAN C ALBERTELLA	PROVINCIAL STATE	MARTIN ENDARA
15498	GUANACO III	2008	ESTANCIA/FARM	ALBERTELLA RESNIK - ROCHA		LA SUSANA	UNKNOWN
			OWNER			JUAN C ALBERTELLA	PROVINCIAL STATE
15657	GUANACO IV	2009	ESTANCIA/FARM	ALBERTELLA RESNIK		LA SUSANA
			OWNER			JUAN C ALBERTELLA
15873	GUANACO V	2010	ESTANCIA/FARM	BADILLO (Julieta 2804402042)	EL HORNITO
			OWNER		BADILLO Y MEDALLO
15874	GUANACO VI	2010	ESTANCIA/FARM	ENDARA ALBERTELLA RESNIK (Fallecido)		LA SUSANA		LA MADRESELVA
			OWNER			JUAN C ALBERTELLA		MARTIN ENDARA
15875	GUANACO VII	2010	ESTANCIA/FARM	ALBERTELLA RESNIK ROCHA (Olga 2804261474)	UNKNOWN	LAS SUSANAS	LA CAÑA

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Claim	Name	Year	Description	Occupier	Details
			OWNER		PROVINCIAL STATE	JUAN C ALBERTELLA	UNKNOWN
15800	NORTE	2010	ESTANCIA/FARM		EL HORNITO	LOS OLMOS	LA SALADA	LA MADRESELVA	SANTA SILVIA
			OWNER		BADILLO Y MEDALLO	UNKNOWN	HECTOR CASTILLO	MARTIN ENDARA	NUEVA GALES DEL SUR

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3.5 Required Permits and Status

According to the Mining Code, individuals or legal entities, both public and private, that develop mining exploration activities must submit an Environmental Impact Report (IIA in Spanish) to the Enforcement Authority (Mining Directorate of the Province of Chubut) prior to the start of any activity.

The IIA shall be updated every two years at the latest, and a report shall be submitted containing the results of the environmental protection actions carried out, as well as any new events that may have occurred (art. 256 Mining Code).

Table 3-3 shows a list of the Laguna Salada claims and the associated IIAs on file with the provincial government.

Table 3-3: Full List of the Laguna Salada Claims, File No., IIA Approval File and Expiry Date

NAME	FILE NO	YEAR	ARCHIVE SMA AND DS	IIA Approval YY-MMM	Expiry Date YY-MMM
GAP 1	16362	2013	NO IIA	NA	NA
GAP 2	16363	2013	NO IIA	NA	NA
GAP 3	16955	2022	NO IIA	NA	NA
GAP 4	16956	2022	NO IIA	NA	NA
GAP 5	16957	2022	NO IIA	NA	NA
HOPE 1	15280	2007	AP DISPO N° 118/22 EXP MAYCDS N° 87/08	22-Oct	24-Oct
HOPE 2	15281	2007	AP DISPO N° 118/22 EXP MAYCDS N° 87/08	22-Oct	24-Oct
HOPE 3	15282	2007	AP DISPO N° 118/22 EXP MAYCDS N° 87/08	22-Oct	24-Oct
HOPE 4	15283	2007	AP DISPO N° 118/22 EXP MAYCDS N° 87/08	22-Oct	24-Oct
HORQUETA 1	16119	2011	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
HORQUETA 2	16120	2011	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
HORQUETA 3	16150	2012	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
HORQUETA 4	16151	2012	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
HORQUETA 5	16152	2012	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
LA ROSADA	16160	2012	AP DISPO N° 66/22 EXP MAYCDS N° 1020/12	22-Jun	24-Jun
LAGO SECO	15222	2007	AP DISPO N° 119/22 EXP MAYCDS N° 1302/10	22-Oct	24-Oct
LAGO SECO 2	15229	2007	AP DISPO N° 119/22 EXP MAYCDS N° 1302/10	22-Oct	24-Oct
L. SECO OESTE	15576	2009	AP DISPO N° 119/22 EXP MAYCDS N° 1302/10	22-Oct	24-Oct
L. SECO SUR	15623	2009	AP DISPO N° 119/22 EXP MAYCDS N° 1302/10	22-Oct	24-Oct
SUSANA	16553	2015	AP DISPO N° 118/22 EXP MAYCDS N° 87/08	22-Oct	24-Oct
GUANACO I	15496	2008	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
GUANACO II	15497	2008	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
GUANACO III	15498	2008	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun

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NAME	FILE NO	YEAR	ARCHIVE SMA AND DS	IIA Approval YY-MMM	Expiry Date YY-MMM
GUANACO IV	15657	2009	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
GUANACO V	15873	2010	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
GUANACO VI	15874	2010	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
GUANACO VII	15875	2010	AP DISPO N° 85/22 EXP MAYCDS N° 1403/07	22-Jun	24-Jun
NORTE	15800	2010	NO IIA	NA	NA
Note: SMA: Secretaria de Medio Ambiente DS: Decreto Supremo

In the event of any work of greater magnitude and/or changes in the tasks to be performed with respect to those previously communicated, the reports must be expanded, and the mining environmental authority must be informed of the situation.

3.6 Taxation, Royalties and Option Agreements

3.6.1 Corporate Income Tax

The corporate tax rate in Argentina of 25%.

3.6.2 Provincial Mining Royalties

There is a 3% pithead (mine entrance and surrounding area including run-of-mine (ROM) material) value royalty payable to the Province of Chubut for mined material that is shipped directly out of the province.

The royalty value is defined as the value obtained during the first selling stage, less the direct and/or operating costs necessary for taking the pithead mineral to such stage, except for the direct or indirect costs and/or expenses inherent to the extraction (mining) process.

Costs that can be deducted include: transport, freight and insurance costs of concentrate; concentrate selling costs; smelting and refining costs; crushing, milling and beneficiation costs; and administration costs. The cost to mine the material cannot be deducted nor depreciated.

3.6.3 Royalty Agreement with Consolidated Uranium Inc.

On July 19, 2024, Jaguar and Consolidated Uranium Inc. (CUR) entered into a Net Smelter Return Royalty Agreement. Pursuant to the agreement, Jaguar granted CUR a 2% net smelter return royalty on all mining production from the Laguna Project, applicable to both current and future production from the project properties.

Under the agreement, Jaguar will make quarterly royalty payments based on the net smelter return, defined as gross revenues from mineral sales minus allowable deductions such as smelting, refining, and transportation costs. Jaguar also retains the right to repurchase 50% of the royalty (reducing it to 1%) for a payment of US$2.5 million, exercisable within seven years from the execution date.

The agreement further requires Jaguar to provide detailed statements regarding royalty calculations, and CUR retains the right to audit Jaguar's books and records related to these payments. Additionally, Jaguar guarantees that the royalty is secured by the Laguna Project properties and remains binding on any future successors or transferees of the property rights.

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3.7 Other Significant Factors and Risks

SLR is not aware of any environmental liabilities on the property. Jaguar has all required permits to conduct the proposed work on the property. SLR is not aware of any other significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the property.

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4.0 Accessibility, Climate, Local Resources, Infrastructure and Physiography

This section has been modified from Miller (2024) and Tenova (2014).

4.1 Accessibility

The Laguna Salada Project is located within the San Jorge Basin in the Departamento Mártires, Chubut Province, Argentina.

The Project is approximately 260 km southwest of the town of Trelew and 220 km north of the town of Comodoro Rivadavia. Both are regional hubs with airports and essential services. Principal access is by paved Provincial Route 25 for 185 km, which links Trelew with the village of Las Plumas. From Las Plumas, one travels 53 km south on the all-weather, unpaved Provincial Route 48, before turning west onto a farm road for approximately one kilometre to reach the base camp (Figure 4-1).

There is a large deep-water port at Comodoro Rivadavia.

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Figure 4-1: Project Access

Legend:
Laguna Salada Claims
Access
Airports
Cities/Towns
2,400,000 E
2,600,000 E
2,800,000 E
5,300,000 N
5,100,000 N
4,900,000 N
N
Rio Negro Province
San Matias Gulf
El Maiten
Gastre
Telsen
Puerto Madryn
Esquel
CHUBUT Province
Trelew
Rawson
PR-25
Paso de Indios
Las Plumas
Alto Rio Senger
CHILE
PR-48
Laguna Salada Project
South Atlantic Ocean
Camarones
NR-03
Alto Rio Senger
Mayo
Sarmiento
Comodoro Rivadavia
San Jorge Gulf
Santa Cruz Province
SOUTH AMERICA
Argentina
Chubut Province
0 50 100
Kilometres
SLR

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Project Access

Source: Miller 2024.

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4.2 Climate

The climate in the region is characterized as arid to semi-arid with annual temperatures ranging from a winter low of -5°C to summer highs of 20°C to 25°C. Rainfall is low and sporadic throughout the year with an average rainfall of approximately 200 mm) per year, falling as snow in June and July. The area is characterized by strong winds.

Field work can be carried out essentially year-round, although care needs to be taken in midwinter as the roads may become waterlogged and impassable.

4.3 Local Resources

Chubut Province is sparsely populated, especially away from the major cities on the coast.

The Mártires department, in which the Project is located, has a surface area of 15,445 km² and has a total population of 800 people of whom 605 live in the town of Las Plumas. The remainder of the population is widely distributed between large, isolated farms. Farms are typically 10,000 ha in extent.

Chubut’s largest city is Comodoro Rivadavia, with a population of approximately 180,000 and located on the coast near the Province’s southern border with Santa Cruz Province. Comodoro Rivadavia has a deep water port. The administrative capital of Rawson, with 40,000 people, is located on the coast in the northeastern part of the province. Puerto Madryn, north of Trelew has a mid-sized, deep water port on the Atlantic Ocean where a 400,000 tonne per year (tpy) aluminum plant, owned by ALUAR, is located. Puerto Madryn and Comodoro Rivadavia have services that support heavy industry related to the aluminum refinery.

Chubut’s economy is heavily dependent on the oil industry and, to some extent, farming and fishing. Oil refining is the mainstay of the economy, principally from offshore fields. Chubut is also one of the principal commercial fishing provinces in Argentina, providing about one-fifth of the national catch. Sheep farming is the main economic activity of the dry interior plain that lies between the coast and the Andes Mountains in the west. Economic activity in the Project area is largely confined to sheep farming for wool and meat.

Due to the extensive oil industry development in Chubut Province, skilled and semi-skilled personnel are widely available and many people in Las Plumas are currently unemployed, providing a ready pool of potential employees and contractors. Heavy machinery is available if needed.

There is no history of metallic mining in the area; there is some quarrying and extraction of industrial minerals.

The nearest supply point where basic goods and services, including food, fuel, and labor, can be obtained is in the town of Las Plumas. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn.

4.4 Infrastructure

The Rio Chubut to the northwest and the Rio Chico to the southeast flow throughout the year, however, all other smaller stream and rivers are ephemeral. On site, water supplies should be taken into consideration in planning future exploration.

There are no permanent infrastructures on the proper and exploration campaigns will require the establishment of a fully serviced camp on the property.

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There is a major hydro-electric project 35 km to the northeast at Dique Florentino Ameghino on the Rio Chubut.

Figure 4-2 illustrates the regional infrastructure.

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Figure 4-2: Regional Infrastructure

Legend:
Laguna Salada Claims
Roads/Tracks
Airports
Cities/Towns
Wind Power
Hydroelectric Plant
Ports
Borders
High Voltage Power Lines
500 KV
330 KV
132 KV
33 KV
13,2 KV
2,400,000 E
2,600,000 E
2,800,000 E
5,300,000 N
5,100,000 N
4,900,000 N
N
Rio Negro Province
CHUBUT Province
Santa Cruz Province
CHILE
San Matias Gulf
South Atlantic Ocean
San Jorge Gulf
El Maiten
Gastre
Telsen
Puerto Madryn
Esquel
Trelew
Rawson
Paso de Indios
Las Plumas
Alto Rio Senger
Alto Rio Senger
Laguna Salada Claims
Camarones
Mayo
Sarmiento
Comodoro Rivadavia
SOUTH AMERICA
Argentina
Chubut Province
0
50
100
Kilometres
SLR
Source: Miller 2024.

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Regional Infrastructure

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4.5 Physiography

The Laguna Salada area is an exceedingly flat gravel plain with the only relief coming from isolated basement highs and incised valleys from the larger rivers in the region.

Natural vegetation consists of sparse grass cover and drought resistant small bushes and shrubs (Figure 4-3). Common species include Nassauvia ulicina and Frankenia patagonica.

Figure 4-3: Typical Landscape and Vegetation Cover

Source: SLR 2024

The Project is located on a large, northeast-trending, 10 km by 20 km gravel-topped mesa that is dissected by shallow, ephemeral and dry stream beds that drain westwards and north-westwards into a confined, shallow, saline lake bed located on the western margin of the concession area. The lake bed is only temporarily covered with water after occasional rains. There are isolated hills of underlying basement rocks projecting through this gravel cover.

The mesa is bounded to the northwest by the valley or the Rio Chubut and to the southeast by the valley of the Rio Chico.

Elevations across the entire region vary from 200 metres above sea level (masl) to 400 masl, averaging approximately 300 masl. Regional and local topography are shown in Figure 4-4 and Figure 4-5.

Figure 4-6 shows a general view of the Project landscape.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Figure 4-4: Topography of Chubut Province

Legend:
Laguna Salada Claims
Roads/Tracks
Cities/Towns
Digital Elevation Model (DEM)
3,839 m
3,507 m
3,186 m
2,877 m
2,587 m
2,297 m
2,026 m
1,767 m
1523 m
1,292 m
1,075 m
874 m
688 m
511 m
366 m
232 m
118 m
27 m
-39m
-70 m
2,400,000 E
2,600,000 E
2,800,000 E
5,300,000 N
5,100,000 N
4,900,000 N
Rio Negro Province
CHUBUT Province
Santa Cruz Province
N
San Matias Gulf
El Maiten
Gastre
Telsen
Puerto Madryn
Esquel
Trelew
Rawson
Paso de Indios
Las Plumas
Alto Rio Senger
Laguna Salada Project
South Atlantic Ocean
Camarones
Sarmiento
Mayo
Comodoro Rivadavia
San Jorge Gulf
SOUTH AMERICA
Argentina
Chubut Province
0 50 100
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Topography of Chubut Province
Source: Miller 2024.

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Figure 4-5: Local Project Topography

3,375,000 E
3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
N
Digital Elevation Model (DEM):
1,099 m
1,013 m
930 m
849 m
771 m
695 m
622 m
552 m
484 m
420 m
358 m
300 m
246 m
195 m
148 m
106 m
69 m
38 m
13m
0 m
CHUBUT PROVINCE
Laguna Salada Project
SLR
Legend:
Laguna Salada Claims
0 5 10 15 20 25
Kilometres
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Local Project Topography

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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Figure 4-6: General View of the Project

Source: SLR 2024

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
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5.0 History

5.1 Prior Ownership

Laguna Salada was first identified as a potential area for uranium mineralization in 1978 during a regional airborne radiometric survey by Comision Nacional de Energia Atomica (CNEA), Argentina’s National Nuclear Authority, that covered part of the Project.

CNEA undertook field work to follow up on airborne radiometric anomalies, but ceased exploration in the early 1980s, at which time the exploration concessions lapsed.

Mega Uranium Ltd. (Mega) applied for two exploration licenses covering airborne anomalies in early 2007. This initial land position was subsequently added to, and continued to be expanded, after the acquisition of Mega’s subsidiaries by U3O8 Corp. in April 2010.

On April 7, 2010, U3O8 Corp. purchased Gaia Energy, a subsidiary of Mega, which included the purchase of Maple Minerals Exploration and Development Inc. (Maple) a wholly owned subsidiary of Gaia Energy. Maple has a branch registered in Argentina (Maple Argentina), which has a 95% ownership interest in a subsidiary, Meseta Exploraciones S.A. (Mexsa), that is domiciled and registered in Chubut Province, Argentina. The remaining 5% of Mexsa is held by Gaia Energy. Mexsa and Maple Argentina hold the Laguna Salada concessions directly, or through a purchase option agreement with Mr. Gonzalo Riobó, an Argentine private businessman.

On December 21, 2021, Consolidated Uranium Inc. (CUR) announced that it acquired a 100% undivided interest in the Laguna Salada uranium and vanadium project located in Chubut Province, Argentina, pursuant to the option agreement dated December 14, 2020, between CUR and U308 Corp.

On December 5, 2023, CUR completed its merger with IsoEnergy Ltd. (IsoEnergy) whereby IsoEnergy acquired all the issued and outstanding common shares of CUR.

5.2 Exploration and Development History

This section has been modified from Miller (2024), Tenova (2014), and Coffey (2011).

5.2.1 Summary

Reconnaissance work on Laguna Salada was first conducted in 2007 by Mega with the aim of confirming anomalies detected in a 1978 airborne radiometric survey undertaken by CNEA. U3O8 Corp. acquired this Project from Mega in April 2010 and immediately undertook metallurgical test work. Results identified the exceptional beneficiation characteristics of the mineralization, which provided the justification to continue exploration, principally by pitting and trenching, in the Guanaco and Lago Seco areas of the Project. Given the unconsolidated sandy nature of the gravel that led to severe core recovery problems with drilling, and the shallow depth of mineralization, trenching and pitting was favored over drilling for further exploration of the Project area.

Exploration from 2008 onwards primarily focused on the Guanaco and Lago Seco claims, shown in Figure 3-2, in the southwestern part of the property, with an initial Mineral Resource Estimate completed by Coffey Mining Pty Ltd. (Coffey) in 2011 (Coffey 2011) and a PEA completed in 2014 (Tenova 2014). Limited reconnaissance sampling was also carried out at La Rosada and the Horqueta claims, approximately 45 km to the northeast, and at the Susana claims to the south (Figure 3-2).

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Exploratory pitting and trenching confirmed that mineralization was extensive. Wide-spaced trenching (approximately one kilometre square grid) was undertaken to establish the broad distribution of mineralization. Pitting was undertaken at a spacing of 400 m, and subsequently 200 m in a square grid over areas of interest. Pit spacing was further reduced to a 100 m square grid to demonstrate continuity between wider-spaced pit intercepts. Pitting was undertaken over an area of approximately 40 km2 at Guanaco and 25 km2 at Lago Seco. Trenches and pits were dug to a maximum depth of 6.0 m, and averaged 2.8 m deep. U3O8 Corp’s 2010 trenching program culminated in 2,146 trenches, of which, 2,089 were used in the 2011 historical mineral resource estimate on the Project (Coffey 2011). Mineralization remains open in both the Guanaco and Lago Seco areas.

Mineralization has also been discovered in La Rosada and La Susana areas in the Project area, which was not included in the historical mineral resource estimates of Coffey (2011). La Susana appears to be a southeastern extension of the Guanaco and Lago Seco mineralization.

Uranium and vanadium at Laguna Salada were initially discovered along the edge of the gravel mesas where the mineralized layer is exposed from beneath a typically barren gravel cap. It was only with trenching and pitting in the interior of the mesas that the extent of the mineralization became clear at Laguna Salada. Similar mineralization is evident in the La Susana area, where the uranium-vanadium bearing layer has been traced along the western and eastern edges of the mesa, approximately 10 km to 15 km apart. The mineralized layer at La Susana lies at an average depth of 0.5 m below surface and vertical channel samples defined an average grade of 78 ppm uranium (U3O8) and 290 ppm vanadium (V2O5) from a gravel layer averaging 0.5 m thick. Mineralization at La Susana is hosted in the same unconsolidated gravel unit that hosts the Guanaco area.

The Rosada discovery, located approximately 45 km northeast of the Guanaco and Lago Seco area, has the highest grades encountered to date in free-digging gravels. Vertical channel samples through the gravel have a weighted average grade of 1,500 ppm uranium (U3O8) and 780 ppm vanadium (V2O5) from a layer of gravel approximately 0.7 m thick starting at an average depth of 0.3 m below surface. This average grade is from two areas of gravel, totalling 3.2 km2 in extent, which are perched on Jurassic basement strata. The highest grade encountered in the gravel at La Rosada is 11,780 ppm (1.1%) U3O8 and 5,168 ppm (0.5%) V2O5 in a 0.4 m thick horizontal layer.

The Project was acquired by IsoEnergy Ltd in 2021, and a mapping and sampling program was carried out in 2022, focusing on the Pescado and Delphin prospects on La Rosada concessions in the north.

5.2.2 CNEA - 1978

The regional airborne radiometric survey in which the Project area was first identified as an area of interest, covered approximately 100,000 km² in Chubut and the adjoining Santa Cruz province. The regional survey covered only the western part of what is now the Laguna Salada Project and succeeded in identifying radiometric anomalies over the Lago Seco and Madreselva (now called “Guanaco”) areas.

CNEA recognized that the uranium mineralization is related to “caliches” – partial cementation of the host gravel by calcium carbonates – and undertook an exploration program that consisted of ground radiometric surveys and trenching. Results of this exploration showed that a mineralized layer from 0.5 m to 2 m thick occurred in an extensive area with U3O8 grades of up to 1,000 ppm. CNEA ceased exploration of the Laguna Salada area in the early 1980s and the exploration concessions lapsed.

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5.2.3 Mega 2007–2010

After an evaluation of the exploration potential of the region, Mega applied for the right to explore for uranium in two areas of the Project and commenced field work in May 2007. Two styles of mineralization were identified:

1	Sandstone-hosted uranium in the Cretaceous Puesto Manuel Arce Formation in the extreme northwest of the Project area.

2	Stratiform uranium in conglomerates of Quaternary age. The good continuity and shallow depth of this style of mineralization, coupled with the unconsolidated nature of the sandy gravel host, that conceptually had the potential to be mined relatively easily and cheaply, resulted in this target-type being prioritized for further exploration.

Mega made additional concession applications in the Project area in 2007, 2008, and 2009.

Mega drilled 57 reverse circulation (RC) holes for a total of 1,561 m on the Laguna Salada Project in 2008:

●	Fifteen (15) of these holes were relatively deep (average bore hole length was 80 m) with the objective of exploring for mineralization in favourable stratigraphic units beneath the unconsolidated gravel beds; and

●	Forty-two (42) shallow holes (maximum 10 m depth) were drilled in three principal target areas of the Project area to explore the shallow, caliche-style of mineralization.

The relatively long bore holes were unsuccessful in identifying significant mineralization at depth and led to a focus on investigation of shallow mineralization. The shallow holes identified potential for uranium mineralization within, and at the base of, the Alluvial gravel unit.

5.2.3.1 Laguna Salada Prospects (Guanaco, Lago Seco and Buried Lake)

Reconnaissance Exploration

Mega commenced reconnaissance exploration of the Laguna Salada project in 2007 with the aim of confirming that the anomalies detected in the CNEA’s 1978 airborne radiometric survey could be detected on the ground. Thereafter, early stage exploration at the Project concentrated on defining the distribution of outcropping uranium mineralization and involved lithological mapping. In parallel with the geological mapping, a ground radiometric survey was undertaken on a 100 m square grid, results of which confirmed an extensive radiometric anomaly located on the two mesas in the Guanaco and Lago Seco areas (Figure 5-1). Initial exploratory pitting and trenching confirmed that mineralization was widespread and required further investigation.

Trenching was initially done at a nominal one kilometre grid spacing during reconnaissance exploration and this was reduced through nominal 400 m spacing to a nominal 200 m square grid over areas of interest. The grid spacing was further reduced to 100 m spacing in some areas in order to confirm the continuity of mineralization, its location within the stratigraphy, as well as determine variation in U3O8 grade. A total of 726 trenches were excavated in the Project area in the reconnaissance phase: 370 in the Guanaco area, 262 in the vicinity of Lago Seco, and 94 in the Buried Lake area

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Figure 5-1: Radiometric Anomalies and Trenching at Laguna Salada

GUANACO III
15498
GUANACO IV
15657
N
BURIED LAKE AREA
LAGO SECO AREA
GUANACO AREA
Expte
14020
Expte
15229
Expte
15576
Expte
15222
Expte
15282
Legend:
Exploration Projects
Manifestation of Mines
Drill Hole Location
Trench Location
Airborne Radiometric Anomaly
Ground Rad. Grd
Counts/Second
60.5
53.4
49.8
47.2
45.1
42.8
40.6
38.6
36.4
34.8
33.4
32.2
31.0
29.7
27.8
7.6
0
3.5
7.0
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Radiometric Anomalies and
Trenching at Laguna Salada

Source: Miller 2024.

5-4

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Exploration Drilling

A second phase of exploration focused on RC drilling in the Guanaco and Buried Lake area with fewer holes drilled in the Lago Seco area (Figure 5-2). Mega drilled 57 RC holes for a total of 1,561 m on the Project in 2008:

Drilling confirmed continuity of mineralization in the Guanaco, Buried Lake, and Lago Seco areas as defined by radiometric logs from a Mount Sopris probe, downhole spectrometer; however, due to problems with recovery of the unconsolidated sandy gravel and the location of mineralization at such shallow depths, drilling was abandoned in favor of more economical trenching.

5-5

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-2: Main Exploration Targets on the Laguna Salada Project

N
La Rosada
Buried Lake
Guanaco
Lago Seco
Susana
3,400,000 E
3,425,000 E
3,450,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
0 5 10 15 20 25
Kilometres
SLR
Legend:
Laguna Salada Claims
Geology:
Quaternary Aluvial Cover - Fine Sediments to Gravels
Andesites - Neogene
Cont - Epyclastic and Pyroclastic Sediments -Neogene
Epyclastics and Coastal Marine Sediments - Paleogene
Continental Epyclastic and Pyroclastic Sediments - Cretaceous
Volcanics, Pyroclastites and Sediments - Jurassic
Granites - Jurassic
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Main Exploration Targets on the Laguna Salada Project

Source: Miller 2024.

5-6

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Detailed Exploration

Guanaco Area

Having established continuity of mineralization between trenches spaced at 100 m intervals in test areas of the Guanaco target, trenching was undertaken on a nominal 400 m by 400 m spacing to establish the full extent of mineralization within and beyond the ground radiometric anomaly. Areas outside of the ground radiometric survey were explored because radiation is masked in some areas by a barren layer of soil or sediment. This phase of trenching covered an area of approximately 40 km² at Guanaco. Mineralized areas defined by the 400 m by 400 m grid were infilled to a 200 m by 200 m trench sampling grid for resource estimation.

Approximately 1,100 trenches were completed to a depth of 2.5 m to 5 m in the Guanaco area. Some regions of the Guanaco area have trenching spaced at 100 m square spacing (Figure 5-3).

Additional trenching was done at a spacing of 50 m along some profiles to confirm the inferred continuity of mineralization between adjacent wide-spaced trenches in the Western regions of the Guanaco area. Figure 5-4 illustrates the grade times thickness distribution (U3O8 ppm x metres) at Guanaco.

East-west orientated vertical sections through the Guanaco area show that consistent mineralization between adjacent trenches can be interpreted as forming a flat to shallowly undulating layer of mineralization located from surface to a maximum depth of mostly three metres that shows continuity for up to 3,000 m along east-west and north-south orientated sections (Figure 5-5).

5-7

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-3: Trenching and Drilling at Guanaco

3,405,000 E
3,410,000 E
N
BURIED LAKE
GUANACO IV
Expte.
15229
GUANACO
GUANACO VII
15875
Expte.
14626
GUANACO SOUTH
0
1
2
Kilometres

Legend:

- *Laguna Salada Claims*
- *Trenches*
- *Drilled Shallow RC Holes*

SLR

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Trenching and Drilling at Guanaco

Source: Miller 2024.

5-8

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-4: Grade-Thickness Distribution Map of the Guanaco Region (U3O8 (ppm) x m)

N
3,405,000 E
3,410,000 E
5,095,000 N
5,090,000 N
5,085,000 N
5,080,000 N
GUANACO IV
15667
GUANACO
Expte.
15229
GUANACO VII
15675
Expte.
14626
GUANACO SOUTH
0
1
2
Kilometres
SLR
Legend:
Laguna Salada Claims
Trenches
Drilled Shallow RC Holes
Grade per Thicness
U3O8 (ppm) x Vertical Thicness (m)
250 - 1,500
100 - 250
50 - 100
25 - 50
0 - 25
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Grade-Thickness Distribution Map
of the Guanaco Region (U3O8 (ppm) x m)

Source: *Miller 2024.*

5-9

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-5: Geology and Mineralization at Guanaco Area

GUANACO SOUTH SECTOR
CROSS SECTION N 5090200
2,000m
TRR 015
TRR 016
TRR 016B
TRT 043
TRR 018
TRR 019B
TRR 019
TRR 020
TRR 021
TRR 022
TRR 023
TRR 024
CAL 001
CAL 002
CAL 003
CAL 004
CAL 005
CAL 006
CAL 050
CAL 042
Legend:
Modern Soil
Pampa de Arroqui Fm.
Salamanca Fm.
Mineralized Level
BURIED LAKE
GUANACO
LAGO SECO
CROSS SECTION N 5090000
2,000m
TRT 080
TRT 041
TRT 040
TRT 042
TRT 043
TRT 045
TRT 044
CAL 025
DSL-58
CAL 026
CAL 027
DSL-57
CAL 028
CAL 029
CAL 030
DSL-56
0
2.5
5
Metres
*Note extreme vertical exaggeration.
0
250
500
Metres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Geology and Mineralization at Guanaco Area

Source: Miller 2024.

5-10

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Lago Seco Area

An area of approximately 25 km² was trenched at a nominal 400 m square spacing at Lago Seco and mineralized areas were infilled to a nominal 200 m square grid with more detailed trenching being done at a tighter spacing to confirm continuity of mineralization. A total of 400 trenches were dug in the Lago Seco area at depths varying from 2 m to 3 m (Figure 5-6). Figure 5-7 shows U3O8 grade contours (U3O8 ppm x m) for the Lago Seco region.

Vertical profiles through the Lago Seco area are similar to those of the Guanaco area, showing consistent mineralization between adjacent trenches that can be interpreted as a flat to shallowly undulating layer of mineralization located from within 20 cm of surface to a maximum depth of three metres. Mineralization exposed in adjacent trenches suggests continuity up to 4,000 m along east-west orientated sections and 3,500 m in north-south orientated sections (Figure 5-8).

These data provide insight into the distribution of U3O8 and V2O5 content which is concentrated in NE– and SE–orientated zones that are separated by areas of poorer, or less consistent, mineralization.

5-11

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-6: Location of Trenches and Drill Hole Collars in the Lago Seco Area

3,395,000 E
3,397,500 E
3,400,000 E
N
LAGO SECO
GUANACO III
15498
5,090,000 N
Expte.
15222
5,087,500 N
Expte.
14359
5,085,000 N
Expte.
15623
5,082,500 N
LAGO SECO SOUTH
1.25
2.5
Kilometres
Legend:
Laguna Salada Claims
Trenches
Drilled Shallow RC Holes
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Location of
Trenches and Drill Hole Collars
in the Lago Seco Area

Source: Miller 2024.

5-12

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-7: Grade-Thickness Distribution Map of the Lago Seco Area (U3O8 (ppm) x m)

3,395,000 E
3,397,500 E
3,400,000 E
5,090,000 N
5,087,500 N
5,085,000 N
5,082,500 N
N
LAGO SECO
GUANACO III
15498
Expte.
15222
Expte.
14359
Expte.
15623
LAGO SECO SOUTH
0
1.25
2.5
Kilometres
Legend:
Laguna Salada Claims
Trenches
Drilled Shallow RC Holes
Grade per Thicness
U3O8 (ppm) x Vertical Thicness (m)
100 - 250
50 - 100
25 - 50
0 - 25
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Grade-Thickness Distribution Map
of the Lago Seco Area (U3O8 (ppm) x m)

Source: Miller 2024.

5-13

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-8: Stacked Sections showing the Distribution of Mineralization in the Lago Seco Area

LAGO SECO SECTOR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Stacked Sections showing the Distribution of Mineralization in the Lago Seco Area
LAGO SECO
GUANACO
CROSS SECTION N 5089820
TLS 005
TLS 004
TLS 003
TLS 002
TLS 001
CROSS SECTION N 5089620
TLS 009
TLS 008
TLS 007
TLS 011
TLS 012
TLS 013
TLS 014b
TLS 015B
CROSS SECTION N 509420
TLS 024
TLS 023
TLS 022
TLS 021
TLS 020
TLS 019
TLS 016b
TLS 018
CROSS SECTION N 509220
TLS 077
TLS 045
TLS 025
TLS 026
TLS 027
TLS 028
TLS 029
TLS 030
TLS 031
TLS 017B
TLS 032
TLS 033
CROSS SECTION E 339900
TLS 015B
TLS 019
TLS 030
TLS 038
TLS 053
TLS 058
CROSS SECTION E 3398200
TLS 003
TLS 011
TLS 023
TLS 026
TLS 042
TLS 049
TLS 062
TLS 066
Legend:
Modern Soil
Gran Laguna Salada Fm.
Salamanca Fm.
Mineralized Level
*Note extreme vertical exaggeration.
0
2.5
5
Metres
0
250
500
Metres
SLR
Source: Miller 2024.

5-14

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Buried Lake Area

Uranium-vanadium mineralization in the Buried Lake area differs from that of the Guanaco and Lago Seco targets in that it is associated with the unconformity between the Quaternary gravels with the underlying Tertiary Salamanca Formation. Trenching near the margin of the Eastern Mesa, where the unconformity outcrops or is within a few metres of surface, shows that mineralization occurs in a laterally continuous, undulating, tabular zone that spans the unconformity – the upper part of the mineralized layer typically lies within the conglomerate unit and its lower boundary lies within the mudstones and sandstones of the Salamanca Formation. Trenches in the wedge-shaped margin of the mesa indicate that mineralization is laterally continuous over approximately three kilometres in a roughly northwest-southeast profile (Figure 5-9).

5-15

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-9: Map Showing the Location of Trenches and Drill Hole Collars in the Buried Lake Area of the Laguna Salada Project

3,405,000 E
BURIED LAKE
GUANACO IV
15657
5,395,100 N
5,390,010 N
GUANACO VII
15875
Exp
152
GUANACO
Expte.
14626
SLR
Legend:
Laguna Salada Claims
Trenches
Drilled Shallow RC Holes
0 1 2
Kilometres
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Map Showing the Location of Trenches and Drill Hole Collars in the Buried Lake Area of the Laguna Salada Project

Source: Miller 2024.

5-16

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

The extent of the unconformity-related mineralized layer beneath the interior of the mesa was tested with a 28 hole RC drilling program in the Buried Lake area. Radiometric logs from these holes confirmed the presence of a mineralized layer 0.5 m to 1.2 m thick at depths varying from 5 m to 10 m below surface with grades between 100 ppm and 500 ppm U3O8. These data suggest that the unconformity-related mineralization in the Buried Lake area occurs as a sub- horizontal layer that extends at least 800 m laterally beneath the mesa. Figure 5-10 shows a grade-thickness plot of the Buried Lake region.

5-17

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-10: Grade-Thickness Distribution Map of the Buried Lake Region (U3O8 (ppm) x m)

3,402,000 E
3,404,000 E
N
5,094,000 N
5,092,000 N
5,090,000 N
BURIED LAKE
0 0.5 1.0
Kilometres
SLR
Legend:
Laguna Salada Claims
Trenches
Drilled Shallow RC Holes
Grade per Thicness
U3O8 (ppm) x Vertical Thicness (m)
250 - 1,500
100 - 250
50 - 100
25 - 50
0 - 25
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Grade-Thickness Distribution Map of the Buried Lake Region (U3O8 (ppm) x m)

Source: Miller 2024.

5-18

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

5.2.3.1 Regional Exploration - La Susana and La Rosada Prospects

Additional regional exploration work within the Laguna Salada property boundary has defined two areas of consistent mineralisation:

●	La Susana area, which adjoins the Guanaco and Lago Seco area on the south and which is interpreted as an extension of the deposit.

●	La Rosada area, a distinct centre of mineralisation about 45 km to the northeast.

A total of 133 samples were collected on La Rosada and La Susana areas of the Project (Figure 5-11). Summary statistics for uranium and vanadium (as ppm U3O8 and ppm V2O5, respectively) are presented in Table 5-1 and Table 5-2.

5-19

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-11: Project Area Showing Location of La Susana and La Rosada Sampling

3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
5,050,000 N
N
La Rosada area
Laguna Salada area
NORTH TERRACE
SOUTH TERRACE
CHUBUT PROVINCE

Legend:
- *Laguna Salada Claims*
- *Surface Samples Location*
- *Metallogenic Pathways*

0 12.5 25.0
Kilometres

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Source: Miller 2024.

5-20

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Table 5-1: U3O8 Uranium Geochemistry Summary Statistics

Description	Value
Maximum Value U3O8 ppm	11,780
Samples Below Detection (<0.01 ppm U3O8)	0 samples
Samples Over 10 ppm U3O8	99 samples
Samples Over 50 ppm U3O8	49 samples
Samples Over 100 ppm U3O8	40 samples
Average of Samples over 50 U3O8 ppm	912.6
Total No of Samples	133 samples

Table 5-2: V2O5 Vanadium Geochemistry Summary Statistics

Description	Value
Maximum Value ppm V2O5	5,168.20
Samples Below Detection (<1ppm V2O5)	0 samples
Samples Over 50 ppm V2O5	129 samples
Samples Over 100 ppm V2O5	112 samples
Samples Over 250 ppm V2O5	50 samples
Average of Samples over 100 ppm V2O5	314.8
Total No of Samples	133 samples

La Susana

Mineralization at La Susana can be traced southwards along the edge of the mesa in which the Laguna Salada mineralization lies, and therefore, is interpreted as an extension of the deposit. The slope at the edge of the mesa is where the mineralized layer, which is capped by barren gravel, sand, and/or soil on the top of the mesa, comes to surface. Mineralization at La Susana has been traced along the western and eastern edges of the mesa, some 10 km to 15 km apart.

The mineralized layer at La Susana lies at an average depth of 0.5 m below surface and is, on average, 0.5 m thick. The extent to which the 100 km2 interior of the mesa is mineralized needs to be established through an extensive program of pitting and trenching using a similar procedure to that applied elsewhere at Laguna Salada, commencing with a 1,000 m square grid followed by infill pitting.

Vertical channel samples defined an average grade of 78 ppm uranium (U3O8) and 290 ppm vanadium (V2O5) from the mineralized gravel layer at La Susana (Table 5-3). U3O8 and V2O5 sampling locations and values at La Susana are shown in Figure 5-12 and Figure 5-13, respectively.

5-21

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Table 5-3: Assay Results from Channel Sampling of the Mineralized Gravel at La Susana

Sample Number	Width	Uranium	Vanadium
		U	V
		ppm	ppm
8720	1.0	296	369
8721	0.8	13	156
8722	0.5	10	146
8789	0.7	213	360
20467	0.3	18	123
20468	0.3	43	260
20469	0.5	21	250
20471	0.5	100	288
20473	0.6	147	397
20474	0.2	39	364
20475	0.5	35	315
20478	0.3	69	155
20479	0.4	37	160
20480	0.5	20	229
20481	0.6	13	176
21251	0.5	121	222
21252	0.5	15	146
21254	0.3	76	823
21255	0.5	108	353
21256	0.6	27	185
21257	0.6	105	206
21258	0.5	87	213
21260	0.2	129	376
21261	0.3	79	218
21262	0.3	45	179
21263	0.5	27	195
21265	0.8	266	425
21266	0.5	27	206
Weighted Average	0.5	92	267

5-22

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-12: U3O8 Sampling at La Susana

3,400,000 E
3,410,000 E
3,420,000 E
3,430,000 E
5,100,000 N
5,090,000 N
5,080,000 N
5,070,000 N
N
29
Lag. La
Bombilla
0
5
10
Kilometres
Legend:
Laguna Salada Claims
Metallogenic Pathways
Surface Samples
U3O8 ppm grades
300 - 11780
150 - 300
75 - 150
50 - 75
25 - 50
10 - 25
<10
SLR

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

U_3O_8 Sampling at La Susana

Source: Miller 2024.

5-23

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-13: V2O5 Sampling at La Susana

3,400,000 E
3,410,000 E
3,420,000 E
3,430,000 E
5,100,000 N
5,090,000 N
5,080,000 N
5,070,000 N
N
29
0
5
10
Kilometres
Legend:
Laguna Salada Claims
Metallogenic Pathways
Surface Samples
V2O5 ppm grades
1000 - 5180
1500 - 1000
200 - 500
100 - 200
50 - 100
1 - 50
<1
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
V2O5 Sampling at La Susana
Source: Miller 2024.

5-24

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

La Rosada

La Rosada was the subject of limited exploratory historical pit and trench geochemical sampling, which defined a tens of kilometres scale uranium and vanadium anomalous area that is located on the western trace of Jurassic-Quaternary unconformity.

This pattern mirrors the occurrence of uranium and vanadium enriched zones to the southwest at Lago Seco and Guanaco; however, at La Rosada the prospective Tertiary sedimentary deposits lap onto older basement rocks, consisting of strongly radiogenic, Jurassic rhyolite volcanic rocks.

These rocks are considered to be important local sources for uranium and vanadium metal in the broader mineral system. High grade values from historical sampling at La Rosada highlighted uranium values exceeding 0.05% U3O8 (up to 1.18%) and 0.01% V2O5 (up to 0.29%) over average thicknesses of approximately 0.50 m in caliche horizons developed over the shallow soil profile. Summary statistics are presented in Table 5-4 and Table 5-5 (Tenova 2014). U3O8 and V2O5 sampling location and values at La Susana are shown in Figure 5-14 and Figure 5-15 respectively.

Table 5-4: High Grade Assay Results from Vertical Channel Samples through the Mineralized Layer (High Grade Caliche) at La Rosada

Sample Number	Intercept (m)			Uranium	Vanadium
	From	To	Width	U3O8	V2O5
				ppm	ppm
21129	0.0	0.7	0.7	1,253	623
21274	0.3	0.8	0.5	184	532
21277	0.5	1.1	0.6	766	386
21278	0.5	1.0	0.5	1,289	552
21279	0.3	1.2	0.9	2,483	860
21280	0.6	1.0	0.4	11,780	5,168
21281	0.3	0.6	0.3	122	177
21283	0.0	0.5	0.5	1,222	482
21284	0.4	1.2	0.8	485	245
21285	0.3	0.9	0.6	1,174	421
21286	0.4	1.2	0.8	259	171
21287	0.2	1.0	0.8	426	223
21288	0.2	1.7	1.5	2,455	793
21291	0.2	1.3	1.1	101	293
Weighted Average			0.7	1,510	662

Source: Tenova 2014.

5-25

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Table 5-5: High Grade Assay Results from Channel Sampling of Basement-Style Mineralization at La Rosada

Sample Number	Sample Length (m)	Uranium	Vanadium
		U3O8	V2O5
		ppm	ppm
8769	0.3	598	277
21135	0.7	133	102
8778	0.2	173	96
8787	0.3	157	162
21131	0.6	913	377
21134	0.9	861	439
21138	0.2	1,562	734
8772	0.1	7,933	2,644
8780	0.4	1,730	623
21127	0.6	97	289
21139	0.4	199	278
21272	0.3	48	364
21275	0.4	195	262
21290	0.6	99	253
23012	0.6	200	444
23014	0.7	116	218
23029	0.6	129	337
23035	0.6	217	191
Weighted Average	0.5	491	340

Source: Tenova 2014

5-26

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-14: U3O8 Sampling at La Rosada

3,420,000 E
3,430,000 E
3,440,000 E
3,450,000 E
3,460,000 E
5,140,000 N
5,130,000 N
5,120,000 N
Legend:
Laguna Salada Claims
Metallogenic Pathways
Surface Samples
U3O8 ppm grades
300 - 11780
150 - 300
75 - 150
50 - 75
25 - 50
10 - 25
<10
N
LA ROSADA
HORQUETA 5
HORQUETA 3
HORQUETA 4
HORQUETA 1
HORQUETA 2
0 2 4 6 8 10
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
U3O8 Sampling at La Rosada

Source: Miller 2024.

5-27

Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-15: V2O5 Sampling at La Rosada

3,420,000 E
3,430,000 E
3,440,000 E
3,450,000 E
3,460,000 E
5,140,000 N
5,130,000 N
5,120,000 N
Legend:
Laguna Salada Claims
Metallogenic Pathways
Surface Samples
V2O5 ppm grades
1000 - 5180
1500 - 1000
200 - 500
100 - 200
50 - 100
1 - 50
<1
N
LA ROSADA
HORQUETA 5
HORQUETA 3
HORQUETA 4
HORQUETA 1
HORQUETA 2
0 2 4 6 8 10
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
V2O5 Sampling at La Rosada

Source: Miller 2024.

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S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

5.2.4 IsoEnergy 2022–2023

5.2.4.1 Geologic Mapping and Stratigraphy

IsoEnergy completed a mapping program in 2022. The focus of the mapping program was an area in the northeastern part of the Project known as La Rosada Target (La Rosada), which is located approximately 45 km northeast of the Guanaco and Lago Seco mineralization. The area was evaluated as a proof of concept that the area is prospective to host further mineralization similar to the Guanaco and Lago Seco areas. The two areas explored so far are referred to as the Delfin and Pescado prospects (Figure 5-16)

The program was carried out by the mapping and recording scintillometer readings on selected outcrops and within 533 shallow (average 0.8 m depth) pits excavated on lines 200 m apart, with 100 m between pits.

Mapping in the Delfin Prospect area has outlined multiple paleochannels that controlled the accumulation of clastic sediments and subsequent uranium and vanadium precipitation from groundwaters. These paleochannels exhibit an east-west to southeast-northwest trend, extend over a strike length of more than 4.5 km, and are open to the east and west. At least three individual paleochannels developed in the largely unconsolidated sedimentary sequence, with widths between 100 m and 300 m. The paleochannels host unconsolidated gravel/sandy sediments that grades up to 2,727 ppm U3O8 and 1,488 ppm V2O5 based on reported trench sample assay.

In the Pescado Prospect area, the rock corresponds to the strongly altered rhyolite basement and host mineralization as yellow-green carnotite disseminated in the altered matrix (mineralization is not restricted to the paleochannels). Uranium values of up to 1,095 ppm U3O8 and vanadium values up to 1,185 ppm V2O5 are reported trench sample assays for this material. Shallow mineralization of this style is open in at least two directions.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-16: La Rosada Local Geology with Delphin and Pescado Prospects Highlighted

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
Pescado Prospect
Delfin Prospect
Cerro Hospital
N
0
1
2
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
La Rosada Local Geology with Delphin and Pescado Prospects Highlighted

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

The stratigraphic section for La Rosada Delfin and Pescado prospect areas is shown in Figure 5-17 with a general description of the stratigraphic column, from bottom to top, below:

●	Jurassic:

o	Marifil Formation:

Unit 1: Rhyolite: Red color, fine grained matrix and porphyritic texture. Showing flow- lines. Minerals: Qtz (white color), feldspar (white color), and biotite (black color). 230 counts per second (CPS) up to 340 CPS readings. 35-m thick.

Unit 2: Rhyolite: White color, fine grained matrix and porphyritic texture. Minerals: Qtz (white color), feldspar (white color), and biotite (black color). Sil-Clay alteration intensity 3 replacing matrix and along flow bands. 90 CPS up to 410 CPS readings. 5-m thick.

o	Unconformity

●	Paleogene:

o	Salamanca Formation:

Unit 3: Fossil-rich sediment: Beige color, fine grain texture. Shell fossils 8 cm x 7 cm, 3% in calcareous matrix supported. 0.4 m thick (Figure 5-17).

Unit 4: Unconsolidated fossil-rich sediment: Beige color, fine grain and sandy texture. Broken shell fossils, 3% hosted in matrix. Sil-Clay alteration intensity 3 replacing matrix. 5 m thick.

Unit 5: Fossil-rich sediment: White-Beige color, fine grain texture. Shell fossils 8 cm x 7 cm, turritella 4 cm x1.5 cm, 3% in calcareous matrix supported. 1.0 m thick (Figure 5-17).

o	Unconformity

o	Pampa de Arroqui Formation

Unit 6: Unconsolidated sediment: Beige color, fine grain and sandy-gravel texture. Sandy matrix and rounded clasts. Rounded clasts 0.8 cm x 0.6 cm up to 2 cm x 1.6 cm, 1% up to 3% in matrix. Uranium-vanadium mineralization (carnotite) is hosted mainly in discontinuous gypsum horizons 10 cm to 20 cm wide, in the sandy matrix and coatings in sub-rounded/flat clasts (rinds on clasts). 3.45 m thick.

o	Unconformity

o	Soil -0.55 m thick.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-17: Stratigraphic Column at La Rosada Delfin and Pescado Prospect Areas

(m)
50
35
0
Paleogene
Jurassic
6
5
4
3
2
1
0.55m
3.45m
1m
5m
0.4m
5m
35m
Mineralization in sediments
Strong Altered Rhyolite
Mineralization in basement
Rhyolite: Red color, fine grained matrix and porphyritic texture. Showing flow-lines.
Minerals: Qtz (white color), feldespar (white color) and biotite (black color). 230 CPS up to 340 CPS readings
Soil
Pampa de Arroqui Fm.
Salamanca Formation
Marifil Formation
Mineralization in Sediments
Fossil Rich
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Stratigraphic Column at La Rosada Delfin and Pescado Prospect Areas
Source: Miller 2024.

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Geophysics

The scintillometer readings identified multiple paleochannels that controlled the accumulation of clastic sediments and subsequent uranium and vanadium precipitation from groundwaters (Figure 5-18). These paleochannels exhibit an east-west to southeast-northwest trend, extend over a strike length of more than 4.5 km, and are open to the east and west. This control will be a useful guide in any further systematic exploration of the mineralization in La Rosada area, as well as on the rest of the property.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-18: Scintillometer Readings in CPS at La Rosada

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Surface Test (CPS):
750 - 11000 (62)
500 - 750 (90)
350 - 500 (95)
250 - 350 (97)
50 - 250 (76)
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
La Rosada Samples
Cerro Hospital
N
0 1 2
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Scintillometer Readings in CPS at La Rosada

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Sampling Pescado and Delphin Prospect

The sampling program at La Rosada, where the prospective sedimentary sequences are more eroded down to the unconformity, was intended to follow up on historically encouraging scintillometer and geochemical sampling results. The area was evaluated as a proof of concept, with 533 shallow (average depth 0.8 m) pits excavated on lines 200 m apart and an average of 100 m between samples. Scintillometer readings were taken in each pit, and a total of 422 geochemical samples were taken and assayed. Samples from the pits were submitted for multi- element geochemistry analysis to independent laboratory, Alex Stewart (International) Argentina (ASI), Mendoza, Argentina, as described in Section 8.0.

Summary statistics are shown for uranium and vanadium in Table 5-6 and Table 5-7, respectively.

Table 5-6: IsoEnergy Uranium Geochemistry Summary Statistic

Description	Value
Maximum Value U3O8 ppm	2,727.50
Samples Below Detection (<10 ppm U)	185 samples
Samples Over 10 ppm U3O8	237 samples
Samples Over 50 ppm U3O8	104 samples
Samples Over 100 ppm U3O8	31 samples
Average of Samples over 50 ppm U3O8	170.7
Total No of Samples	422 samples

Source: Miller 2024.

Table 5-7: IsoEnergy Vanadium Geochemistry Summary Statistics

Description	Value
Maximum Value ppm V2O5	1,488.20
Samples Below Detection (<1ppm V)	0 samples
Samples Over 50 ppm V2O5	388 samples
Samples Over 100 ppm V2O5	338 samples
Samples Over 250 ppm V2O5	111 samples
Average of Samples over 100 ppm V2O5	274.1
Total No of Samples	422 samples

Source: Miller 2024.

The results of the 2022 program confirm that La Rosada has the potential to host widespread, near surface uranium-vanadium mineralization of a similar style and tenor to the area with the historical mineral resource estimate at Laguna Salada.

The work shows that prospective sequences hosting uranium-vanadium mineralization at La Rosada have now been extended to include other stratigraphic levels (the underlying volcanic basement).

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S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Sample locations and values for U3O8 and V2O5 are shown in Figure 5-19 and Figure 5-20, respectively. There is a notable dead zone in the central portion of the uranium grid (Figure 5-19) with almost all samples below detection limit.

Figure 5-21 shows CPS recorded during the sample program.

The CPS data was correlated with anomalous samples and predicted uranium content was calculated and plotted in Figure 5-22.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-19: IsoEnergy U3O8 Sampling at La Rosada

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Surface Samples U3O8 ppm grades
500 to 2728 (7)
250 to 500 (7)
100 to 250 (17)
50 to 100 (73)
25 to 50 (109)
10 to 25 (24)
-10 to 10 (185)
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
La Rosada Samples
Cerro Hospital
N
0
1
2
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
IsoEnergy U3O8 Sampling at La Rosada

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-20: IsoEnergy V2O5 Sampling at La Rosada

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Surface Samples
V2O5 ppm grades
750 to 1489 (16)
350 to 750 (47)
200 to 350 (112)
100 to 200 (163)
50 to 100 (50)
1 to 50 (34)
-1 to 1 (0)
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
La Rosada Samples
Cerro Hospital
N
0
1
2
Kilometres
SLR

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

IsoEnergy V_2O_5 Sampling at La Rosada

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-21: CPS Values at La Rosada

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Surface Test CPS
750 to 11000 (62)
500 to 750 (90)
350 to 500 (95)
250 to 350 (97)
50 to 250 (76)
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
La Rosada Samples
Cerro Hospital
N
0
1
2
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
CPS Values at La Rosada

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-22: Predicted Uranium Values in ppm Based on Scintillometer Readings

3,428,000 E
3,432,000 E
3,436,000 E
3,440,000 E
5,134,000 N
5,130,000 N
Surface Test
U ppm from CPS
250 to 1461 (16)
80 to 250 (79)
50 to 80 (129)
25 to 50 (151)
-10 to 25 (48)
Legend:
Alluvial and Colluvial Deposit - Quaternary Holocene
Gravel and Sand
Paleochannel
Sediments
Rhyolite - Jurassic Marifil Fm.
Interpreted Rhyolite Jurassic Marifil Fm.
Lineaments
Drainage
La Rosada Samples
Cerro Hospital
N
0
1
2
Kilometres
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Predicted Uranium Values in ppm Based on Scintillometer Readings
Source: Miller 2024.

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S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

5.2.4.2 Data Verification Field Samples

IsoEnergy personnel revisited the Project area from December 1 to 2, 2023, in the company of geologists Nicolas Stoessel and Pedro Vera. The objectives of the site visit were to:

●	Verify the geology, alteration, and mineralization.

●	Collect samples of mineralization for check assay.

Samples were analyzed at Alex Stewart (International) Argentina (ASI) in Mendoza. Preparation and analytical techniques (P5 and ICP-MA-42) were same as those used by IsoEnegy during the 2022 sampling program. Sample numbers, coordinates, and brief descriptions are shown in Table 5-8. Sample numbers, coordinates, and assay values for the check assays as well as the corresponding assays from the 2022 sample program are listed in Table 5-9.

The location of the follow-up field samples is shown in Figure 5-23. Considering the errors in locating the 2022 sample pits and the fact that the material being sampled was unconsolidated sediments, the check assays are in reasonable agreement with the values reported by IsoEnergy in 2022. The SLR QP is of the opinion the results of the IsoEnergy sampling program are representative of the uranium and vanadium mineralization at La Rosada.

Table 5-8: Check Sample Numbers, Coordinates and Sample Descriptions from Check Samples (Coordinates SUTM 19, WGS84).

Sample No	Easting	Northing	Description
9931	3432031	5130995	Unconsolidated gravels beneath this soil. Minor (few centimetres) caliche. Carnotite at 40 cm below surface disseminated and on clasts. CPS 12,000-14,000
9932	3433901	5132900	Weakly altered rhyolite. 500 CPS on surface. Gravels with disseminated carnotite and as coatings on clasts. Mineralized layer at 80 cm. CPS 5,000.
9933	3434239	5133246	Unconsolidated sediment. 400 to 500 CPS on surface. Carnotite as coatings and disseminated at 80 cm to 1 m. 800- 1,100 CPS

Table 5-9: Check Samples and IsoEnergy Samples, Coordinates and Values for Uranium and Vanadium

Sample No	Easting	Northing	U (ppm)	V (ppm)
9931	3432031	5130995	1,005	269
ISO 22188	3432000	5131000	1,109	352
9932	3433901	5132900	65	62
ISO 22415	3433900	5132900	43	91
9933	3434239	5133246	93	122
ISO 22397	3434200	5133200	58	207

Note. ISO sample ID refers to samples taken during the 2022 sampling program.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 5-23: La Rosada Area, Geology, and Check Sample Locations with Uranium and Vanadium Grades (ppm)

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

5.3 Drilling

As discussed in Section 5.2, Mega drilled 57 RC holes for 1,561 m in the Laguna Salada area in 2008.

●	15 of these holes were relatively deep (average bore hole length was 80 m) with the objective of exploring for mineralization in favourable stratigraphic units beneath the unconsolidated gravel beds.

●	42 shallow holes (maximum 10 m depth) were drilled in three principal target areas of the Project area to explore the shallow, caliche-style of mineralization.

This drilling was effective in providing a means of using a downhole Mount Sopris spectrometer to estimate the grade of U3O8; however, the accuracy of these estimates suffered from variable disequilibrium over the Project area.

Diamond and RC drilling were unsuccessful in providing samples for assay due to poor recoveries from the unconsolidated gravels. These factors, combined with the fact that the most economically attractive style of mineralization in the Laguna Salada Project is the near-surface caliche layer, rather than mineralization located at the deeper unconformity, led to a decision to abandon drilling; all further exploration was done by trenching and pitting.

Vibrosonic drilling may provide a means of recovering material adequate for representative geochemical assaying in the future.

5.4 Historical Resource Estimates

After acquiring the Project in April 2010, U3O8 Corp. now Green Shift Commodities Ltd. (GCOM), advanced an extensive trenching program to define an initial near-surface, free- digging uranium-vanadium resource on the property. Mineralization was found to occur within three metres of surface in soft gravel that requires no blasting before mining and no crushing prior to beneficiation. Initial metallurgical test work identified positive beneficiation and leach characteristics for uranium, to the extent that a Mineral Resource estimate was justified. Coffey completed an initial mineral resource estimate on the Project in April 2011.

The resource database included trench data for 2,089 pits totalling 5,820 m dug between 2008 and 2010 for the Guanaco (including Buried Lake) and Lago Seco prospects. No drilling data was included in the database as this method of exploration was considered ineffective at an early exploration stage. A total of 894 trenches totaling 1,379 samples were used to inform the Guanaco estimate; and 431 trenches totaling 617 samples were used to inform the Lago Seco estimate. Mineralization was found in two similar but distinct gravels at Laguna Salada with the Guanaco area containing approximately 88% of the resource and the remaining 12% located in the Lago Seco area.

Trench coverage for the Project areas ranges from a dominant 200 m x 200 m to localized regions of <100 m. The trenches have been dug up to six metres deep, averaging 2.8 m. Sampling was conducted vertically with sample intervals ranging from 0.1 m to 2.8 m, with an average interval of 0.95 m.

The bulk of the trench samples (1,662 out of 1,996 used in the historical mineral resource estimate) were whole samples taken from the interval. A total of 334 samples that were sieved using 1/4” prior to assaying was also included; a mass weighting was applied to these samples to bring the assay to a whole-sample proportion.

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In 2014, U3O8 Corp. commissioned Tenova Mining & Minerals (Australia) Pty Ltd. (Tenova) to complete a PEA of the Project (Tenova 2014).

Previous mineral resources estimates are considered to be historical in nature and should not be relied upon. A qualified person has not done sufficient work to classify the historical estimates as current Mineral Resources and the Company is not treating the historical estimates as current Mineral Resources.

To prepare a current resource estimate, the following work plan would need to be completed:

●	Additional check sampling

●	Statistical analysis re-run on the intercepts

●	Appropriateness of the cell size re-established

●	Block model re-run, including updating and applying the classification criteria to classify the resource.

Information regarding the historical Mineral Resource estimates can be found in Coffey (2011) and Tenova (2014).

5.5 Past Production

There has been no production from the property up to the effective date of the report.

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6.0 Geological Setting, Mineralization, and Deposit

6.1 Regional Geology

The Laguna Salada Project area is covered by the “4366-III Las Plumas” (SEGEMAR 2007) and “4566-I Garayalde” (SEGEMAR 2003) 1:250,000 scale geological sheets produced by SEGEMAR, the Institute of Geology and Mineral Resources of Argentina (Figure 6-1).

The Project is located near the western edge of the Cretaceous, San Jorge Basin, which covers most of the Chubut Province (Figure 6-2). The substratum of the San Jorge Basin consists of a sequence of sedimentary, metamorphic, intrusive, and volcanic rocks of Paleozoic and Triassic age that are overlain by the Jurassic volcanic complex of the Marifil Formation. The Jurassic sequence covered a large part of the area that is now covered by the San Jorge Basin with a thick sequence of ignimbrites and rhyolitic lava flows that is exposed in outliers and in the floors of some of the deeper valleys in the project area.

The basal part of the unconformably overlying San Jorge Basin consists of conglomerates and sandstones of the Cretaceous Puesto Manuel Arce Formation. These are in turn, overlain by the littoral marine sandstones and interlayered mudstones of the Early Tertiary Salamanca Formation that is interpreted to have accumulated during one of the last marine transgressions by the Atlantic Ocean (Salwyn 2001).

In the area of the Project, the Puesto Manuel Arce and Salamanca formations are unconformably overlain by Quaternary strata of fluvial and alluvial origin that constitute the Pleistocene Pampa de Arroqui (or Montemayor) Formation and the Holocene Gran Laguna Salada Formation. The Pampa de Arroqui Formation consists of layers of unconsolidated gravel with a sandy to silty matrix. Clasts are well-rounded, moderately well sorted and mainly volcanic in origin. These gravels constitute an outwash plain that marks the migration of the course of the Rio Chico through Quaternary times. This outwash plain, located to the east of the Andes Mountains, is vast, measuring many tens of thousands of square kilometers in extent, and is now being dissected by the active ephemeral stream system that feeds into the south bank of the Rio Chico.

The Gran Laguna Salada Formation is restricted to an area several tens of square kilometers in extent on the east flank of the saline lake called the “Laguna Salada” that lies near the western edge of the Project area. This formation is Holocene in age and consists of a polylithic, matrix- supported conglomerate in which the matrix is fine-grained sand and silt. Discontinuous, 20 cm to 30 cm thick gypsum beds occur within the conglomeratic sequence. The Gran Laguna Salada Formation is interpreted to have accumulated in the depocentre of the Gran Laguna Salada from material eroded from the Pampa de Arroqui Formation.

Figure 6-3 shows stratigraphic/lithological columns from the Garayalde mapsheet with the Sector Central column corresponding to the Laguna Salada area.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 6-1: Regional Geology

3,400,000 E
3,425,000 E
3,450,000 E
N
Laguna Salada Claims
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
de los Perros
0 5 10 15 20 25
Kilometres

Legend:

Laguna Salada Claims

Geology:

- Quaternary Alluvial Cover - Fine Sediments to Gravels
- Andesites - Neogene
- Cont - Epyclastic and Pyroclastic Sediments - Neogene
- Epyclastics and Coastal Marine Sediments - Paleogene
- Continental Epyclastic and Pyroclastic Sediments - Cretaceous
- Volcanics, Pyroclastites and Sediments - Jurassic
- Granites - Jurassic

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Regional Geology

Source: Miller 2024.

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 6-2: Laguna Salada Project within the San Jorge Basin

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Jaguar Uranium Corp. | Laguna Salada Project	October 29, 2024
S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

Figure 6-3: Stratigraphic/Lithological Columns

434 m
Western Sector
Fm. Montemayor
M. La Eleonor
Fm.
Sarmiento
Fm.
Rio Chico
Fm.
Salamanca
Mb.
P. Manuel
Arce
Mb.
Las Plumas
Fm.
Marifil
410 m
Central Sector
Fm.
Montemayor
Fm.
Patagonia
Gr.
Sarmiento
Fm.
Rio Chico
Fm.
Salamanca
Mb.
Las Plumas
Fm.
Marifil
Gr.
P. Alvarez
Eastern Sector
Fm.
Patagonia
Gr.
Sarmiento
Fm.
Rio Chico
Fm.
Salamanca
Fm.
Bustamante
Fm.
Marifil
0
20
40
60
80
100
Metres
SLR

Legend:

- Granite
- Rhyolite
- Tuff
- Cinerite
- Claystone
- Tuffaceous Sandstone
- Limonite
- Sandstone
- Cross-bedded Sandstone
- Conglomerate
- Fossiliferous Limestone (Lumachella)
- Gypsum
- Chert
- Sandy Conglomerate
- Marine Fossils
- Plant Remains
- Vertebrates
- Wood Remains
- Echinoderm Spines
- Fusulinids
- Microflora
- Radiolarians
- Nodules

Source:Miller 2024 from the "4566-I Garayalde" 1:250,000 mapsheet (SEGEMAR 2003).

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Stratigraphic/Lithological Columns

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S-K 1300 Technical Report Summary	SLR Project No.: 123.020480.00001

6.2 Property Geology

Uranium mineralization in the Laguna Salada Project has been encountered in terraces on the north bank of the Rio Chico, one of the principal rivers in the region that flows northeastwards into the Rio Chubut. Jurassic rocks of the Marifil Formation are exposed in the most deeply incised areas adjacent to the river and as inliers to the southwest and immediately west of the Laguna Salada Lake (Lago Gran Laguna Salada) (Figure 5-2).

Cretaceous rocks in the Project are represented by tuffs and fine-grained sandstones that are exposed as inliers immediately to the north, west, and southwest of the property. Cretaceous sandstones and interbedded green to brown siltstones of the Puesto Manuel Arce Formation are concentrated in the western part of the property package. These strata are overlain in the central and eastern part of the Project by sandstones and interlayered greenish mudstones of the Salamanca Formation, which is approximately 30 m thick in the Project area, as identified by the drilling discussed in Section 5.3. In the central part of the Project area, the Salamanca Formation is exposed in an elongate, north-trending inlier that separates Pleistocene strata in the east from younger Holocene strata in the vicinity of the Laguna Salada Lake to the west (Figure 6-4).

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Figure 6-4: Stratigraphic Column of the San Jorge Basin

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The north-trending inlier forms a palaeochannel on which the north- and west-flowing Holocene drainages were superimposed. A Quaternary terrace of the Chico river system lies to the east of the north-trending paleochannel, constituting a mesa that is hundreds of square kilometers in extent. This “Eastern Mesa” consists of the Pleistocene Pampa de Arroqui Formation, which is an unconsolidated gravel unit that rests on a generally planar basal contact that is occasionally interrupted by erosional channel features into the underlying Salamanca Formation. Gravels of the Pampa de Arroqui Formation are clast- and matrix-supported and are arranged in crude, planar beds interlayered with cross-bedded sand beds and lenses of sand. Clasts consist mainly of volcanic rocks including rhyolite, andesite and basalt. The matrix consists of sand with some interstitial silt and is partially and patchily cemented with calcite and or gypsum. The Guanaco mineralized area is located on the west side of the Eastern Mesa.

The west side of the north-south-orientated palaeochannel (that exposes the Salamanca Formation) forms part of an extensive, fault-related depression in which the Laguna Salada Lake is located. This area has a mesa-like morphology and is called the “Western Mesa”.

The Western Mesa consists of gravels and sands of the Gran Laguna Salada Formation which has a geomorphology and facies distribution typical of an alluvial fan that is now being dissected and eroded by the present ephemeral stream system. Gravels of the Gran Laguna Salada Formation are clast- and matrix- supported and have a silty matrix. Clasts are similar in composition to those of the Pampa de Arroqui Formation. The Lago Seco area of mineralization is located on the eastern edge of the Western Mesa.

6.3 Local Geology

6.3.1 Guanaco Area

The Guanaco area lies in the Eastern Mesa where the surface of the terrace slopes slightly westwards. Mineralization has been identified over an area of approximately 40 km² in Pleistocene gravels of the Pampa de Arroqui Formation. The gravel unit, which is three metres to six metres thick in the mineralized area, has a generally planar basal contact that is occasionally interrupted by erosional channel features scoured into the underlying green to brown siltstones of the Salamanca Formation. The gravel sequence is covered by a layer of carbonate-rich soil that is typically unmineralized and is 20 cm to 40 cm thick.

The unconsolidated, clast- and matrix-supported gravel unit is arranged in crude, planar beds interlayered with sandy beds. The matrix consists of sand with some interstitial silt and powdery calcareous minerals and is partially and patchily cemented with gypsum. The uranium-vanadium mineralization of this area is evident as greenish and yellow staining in the sand and carbonate matrix of the gravel and as partial rims on clasts.

6.3.2 Lago Seco Area

Mineralization in the Lago Seco Area extends for tens of square kilometers along the eastern side of the Western Mesa which slopes gently westward toward the topographic depression in which the Laguna Salada Lake lies. Uranium-vanadium mineralization occurs in the interlayered gravel and sand facies of the Gran Laguna Salada Formation which is two metres to four metres thick in the area of interest and lies unconformably on the greenish mudstones and sandstones of the Salamanca Formation and partially on sandstones and gravels of the Puesto Manuel Arce Formation. The gravel unit is partially covered by unmineralized calcareous soil up to 30 cm thick.

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The main lithology constituting the Gran Laguna Salada Formation is matrix- and clast- supported gravel with rounded pebbles up to five centimetres in diameter. The matrix consists of sandy silt with powdery calcite and gypsum. Discontinuous layers of massive gypsum up to 30 cm thick occur in some parts of the Lago Seco area. The nature and composition of the mineralization is similar to that of the Guanaco area.

6.3.3 Buried Lake Area

“Buried Lake” refers to a different style of mineralization located in the northern part of the Guanaco area and is observed at the unconformity between the Pampa de Arroqui Formation and the underlying Salamanca Formation. Mineralization is concentrated near the base of the gravel, on the unconformity surface and in fractures in mudstone in the underlying Salamanca Formation.

6.3.4 La Rosada Area

La Rosada Target (La Rosada) is in the northeastern part of the Project area, located approximately 45 kilometers from the Laguna Salada historical mineral resource.

The country-rock of La Rosada area is composed of a sequence of acidic volcanic rocks and unconsolidated sediments. The stratigraphic sequence is composed by rhyolitic lava flows (Mesozoic-Jurassic) of the Marifil Formation (volcanic complex), marine and transitional sediments, unconsolidated gravel sandy fossil rich (Mesozoic, Cretaceous) of the Salamanca Formation, paleochannel sediments, unconsolidated gravel with sandy matrix (Cenozoic- Paleogene) of the Salamanca Formation and a sequence of unconsolidated sandy conglomerates (Neogene-Pleistocene) of the Arroqui Formation.

In the central part of the project, paleochannels show an east-west, southeast-northwest trend, as illustrated in Figure 5-16.

The main alteration basement volcanics in the area is early silica (SIL1) and silica-clay (SIL- CLY) along fractures.

6.4 Mineralization

6.4.1 Mineralization Styles

The uranium mineralization of the Project is related to “caliches”, which is the partial cementation of the host by calcium carbonates. “Caliche”- and “Calcrete”-type uranium deposits are surficial uranium deposits found in semi-desert environments. Caliche-type uranium deposits differ from Calcrete-type uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of Calcrete- type uranium deposits.

There are three principal styles of uranium-vanadium mineralization that have been identified at Laguna Salada as follows:

1	Of principal economic interest is a tabular, gently undulating layer that contains yellow- green uranium-vanadium minerals at shallow depth within unconsolidated, sandy gravel. This style of mineralization occurs in the Guanaco and Lago Seco areas in gravel- dominated clastic facies of different ages – Pleistocene at Guanaco and Holocene at Lago Seco. Powdery and finely crystalline uranium-vanadium minerals occur between the grains in the sandy matrix of the gravel and also as partial coatings on sand grains and clasts. Studies indicate that approximately 10% of the contained uranium occurs as rinds on clasts. Carnotite (K2(UO2)2(VO4)2.3H2O) is the dominant uranium-vanadium mineral and has a variable habit from slightly cohesive to compact masses of crystals.

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2	The second style of mineralization is found in the “Buried Lake” area where carnotite straddles the unconformity between the gravel sequence and the underlying, organic- rich mudstones. Mineralization within this layer occurs in interstices in the sandy matrix and on pebbles in the gravel as well as within cracks and associated with organic material in the underlying mudstone. The true potential of this style of mineralization at Laguna Salada is undefined currently.

3	In the Pescado Prospect at La Rosada, uranium-vanadium mineralization is not restricted to the paleochannels and is also present in the strongly altered rhyolite basement itself with mineralization indicated as yellow-green carnotite presented disseminated in the matrix of weathered remnants of the rhyolite. Uranium values of up to 1,095 ppm U3O8 and vanadium values up to 1,185 ppm V2O5 are reported in this material. Shallow mineralization of this style is open in at least two directions.

6.4.1.1 Guanaco Area

Uranium-vanadium mineralization in the Guanaco area is closely associated with carbonate distribution in the gravel layers of the sedimentary sequence of the Pampa de Arroqui Formation. Mineralization is generally evident as a yellow-green staining on the sides of trench walls and the generally tabular mineralized zone is marked by abruptly gradational, slightly undulating boundaries that cross-cut contacts between conglomerate and sand layers.

The generally sub-horizontal layer of mineralization at Guanaco extends from beneath the patchy soil cover to a maximum depth of three metres to four metres (Figure 5-5).

The mineralized area that has grades above 50 ppm U3O8 ranges from 0.2 m to 2 m thick with an average of 0.94 m in the Guanaco area. Mineralization at Guanaco is made up of a number of mineralized sheets, each of which is several square kilometers in extent in which mineralization shows remarkable continuity. Each mineralized sheet is separated from the next by a gap of lower-grade mineralization that may be up to 200 m wide.

6.4.1.2 Lago Seco Area

Uranium mineralization in the Lago Seco area covers an area of more than 25 km² and lies within one metre of surface beneath poorly developed, partial soil cover. The average thickness of the mineralized interval in trenches with grades above 50 ppm U3O8 is 0.85 m with a range between 0.3 m and 1.9 m (Figure 5-8).

Mineralization forms a sub-horizontal layer that is associated with carbonate and gypsum that has formed partially cemented nodules in the gravel and sand facies of the Gran Laguna Salada Formation. The majority of the uranium mineralization is located in the matrix of the gravel with a lesser component encrusting clast.

6.4.1.3 Buried Lake Area

The Buried Lake area contains a different style of mineralization that occurs at a lower stratigraphic level adjacent to the Guanaco area. Mineralization of this type is located at the unconformity between the gravel sequence of the Pampa de Arroqui Formation and the underlying organic-rich mudstones of the Salamanca Formation.

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Mineralization has been defined over an area of approximately 6 km² although the full extent of this mineralization has not yet been adequately established. The mineralized unconformity lies at an average depth of five metres below surface in the area in which the unconformity has been investigated, and has been found at depths of up to 10 m. The thickness of the mineralized layer ranges from 60 cm to 1.5 m and averages approximately one metre thick.

This target has not been intensely investigated because it generally lies at a depth that is beyond the reach of trenching and pitting, and this area should be further investigated with vibrosonic drilling (Figure 6-5).

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Figure 6-5: Buried Lake Schematic Cross Section

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6.4.1.4 La Rosada

Mineralization in La Rosada area occurs within gypsum-rich caliches and within the Jurassic rhyolite basement (Marifil Formation), the unconformably overlying Cretaceous-Palaeogene sequence of marine and transitional sediments, sandy gravels and sandy fossil-rich beds (Salamanca Formation), and the Neogene-Pleistocene sequence of unconsolidated sandy conglomerates (Pampa de Arroqui Formation).

Uranium-vanadium mineralization (as carnotite/uranyl vanadates) is hosted mainly in discontinuous gypsum-rich caliche horizons 10 cm to 20 cm thick within the unconsolidated sedimentary sequence, in the sandy matrix (Figure 6-6) and as coatings and rinds on the sub- rounded gravel clasts (Figure 6-7).

Figure 6-6: Typical Soil Profile at La Rosada

Source: Miller 2024

Note: Soil profile shows soil developed over unconsolidated sediment with uranium-vanadium mineralization (carnotite) 2% in coatings and rinds on the sub-rounded gravel clasts.

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Figure 6-7: Unconsolidated Sediment with Uranium-Vanadium Mineralization (Carnotite)

Source: Miller 2024

Note: Uranium-Vanadium Mineralization (Carnotite) 1% in coatings and rinds on the sub-rounded gravel clasts (1,000 cps) with 73 ppm U3O8 and 200 ppm V2O5.

Work in the Delfin Prospect (identified in Figure 5-16) area has outlined a zone of uranium- vanadium mineralization over an area exceeding 4.5 km in strike length and 700 m in width, open to the east and west. Higher values in the scintillometer counts and in the uranium and vanadium geochemistry outline east-west to southeast-northwest linear trends, corresponding to at least three individual paleochannels developed in the largely unconsolidated sedimentary sequence, with widths between 100 m and 300 m. The paleochannels host unconsolidated gravel/sandy sediments that grades up to 2,727 ppm U3O8 and 1,488 ppm V2O5.

The paleochannels are particularly well defined at Delfin, being sandwiched between Jurassic volcanic basement highs; however, image analysis suggests that their distribution is likely to be widespread and repeated in other areas. Mineralization at the Delfin Prospect remains open in several directions and the vertical depth extent is largely undetermined to date, due to the shallow penetration of the pits.

This uranium and vanadium mineralization in the paleochannels corresponds to that leached uranium from a likely rhyolitic volcanic source in the underlying basement, transported by ground water flow that eventually precipitated the metals through cyclic fluctuations in the water table within the permeable unconsolidated sediments. Silica-clay alteration observed along fractures in outcrops of the rhyolite basement are sub-parallel to the paleochannels and probably represent zones of deep groundwater penetration and metal leaching.

In the Pescado Prospect (identified in Figure 5-16), uranium-vanadium mineralization is not restricted to the paleochannels and is also present in the strongly altered rhyolite basement itself; mineralization as yellow-green carnotite is present disseminated in the matrix of weathered remnants of the rhyolite. Uranium values of up to 1,095 ppm U3O8 and vanadium values up to 1,185 ppm V2O5 are reported in this material. Shallow mineralization of this style is open at least two directions.

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6.5 Deposit Types

6.5.1 Surficial Uranium Deposits

Uranium-vanadium mineralization in the Laguna Salada Project has the principal characteristics of surficial uranium deposits according to the classification of Toens et. al. (1984).

Surficial deposits comprise approximately 4% of the world’s uranium resources (World Nuclear Association 2009). These deposits are typically tabular bodies of mineralization that are in close proximity to the surface. They are typically located in sediments of Tertiary to Recent age in fluvial, alluvial, and aeolian channel fill and associated playa lake facies. These uranium accumulations occur with carbonate and, in some cases, sulphate. Surficial uranium deposits form a continuum from those in which carbonate and or sulphate partially cements the host, termed “Caliche”-type systems, to those in which the carbonate and or sulphate cementation is intense, forming a hard layer within the host, termed Calcrete-type. It appears that caliche-type systems would develop into calcrete-type systems over time.

Carbonate precipitation and calcrete formation is dependent on temperature, rainfall, evaporation rate, and availability of a source of calcium carbonate. During the wet season in temperate climates, carbonate is dissolved in the vadose zone by oxidized meteoric waters percolating down through the strata. During dry periods, when evaporation is most intense, groundwater is drawn upwards, precipitating calcium carbonate as encrustations, which develop into nodules that grow and coalesce to form a calcrete layer. Calcrete can also form as a hardpan or duricrust within playa lake environments. Uranium that is dissolved in the ground water precipitates in the alkaline environment with the calcium carbonate.

Figure 6-8 shows the typical host environment of a surficial uranium accumulation, which typically lies adjacent to basement rocks that are relatively enriched in uranium and other associated elements such as vanadium. Uranium in surficial deposits is thought to have been leached from such source rocks and transported to the site of deposition in the younger sediments by groundwater flow. Examples of surficial uranium deposits are Yeelirrie and Lake Maitland in Western Australia and Langer Heinrich and Trekkopje in Namibia (World Nuclear Association 2009). A close analogy is apparent with the Tubas Red Sand deposit in Namibia, in which carnotite mineralization occurs in free-digging aeolian sand adjacent to a paleochannel (Tubas – Oryx paleochannel).

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Figure 6-8: Generic Model for the Formation of Surficial Uranium Deposits

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6.5.2 Mineralization Model for Laguna Salada

The current conceptual model for the mineralization in the Laguna Salada Project is as follows:

●	Uranium was derived from fertile source rocks such as rhyolites in the Jurassic basement and older uranium accumulations. Uranium was transported in solution by oxidized meteoric waters that flowed through the permeable, conglomeratic terraces of the Rio Chico (Figure 6-9).

●	Vanadium is likely to have been derived from the mudstones of the underlying Salamanca Formation. Samples from the mudstone contained up to 600 ppm vanadium, showing that the mudstones are a viable source for the vanadium-bearing fluids at Laguna Salada.

●	These minerals deposited together because of evaporation causing an increase in their concentration in the near-surface environment, resulting in a blanket-like, near-surface layer of mineralization.

●	Mineralization in the Pampa de Arroqui Formation may have been eroded and leached and subsequently precipitated in the younger Gran Laguna Salada Formation in the Holocene depocenter.

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Figure 6-9: Geological Map of Laguna Salada showing Possible Metallogenic Pathways

3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
N
Metallogenic Pathways
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
5,050,000 N
5,025,000 N
NORTH TERRACE
SOUTH TERRACE
0 5 10 15 20 25
Kilometres

SLR

Legend:

Laguna Salada Claims

Geology:

Quaternary Alluvial Cover - Fine Sediments to Gravels

Andesites - Neogene

Cont - Epyclastic and Pyroclastic Sediments -Neogene

Epyclastics and Coastal Marine Sediments - Paleogene

Continental Epyclastic and Pyroclastic Sediments - Cretaceous

Volcanics, Pyroclastites and Sediments - Jurassic

Granites - Jurassic

Metalogenic Pathways

Uranium Mobilization

Source: Miller 2024.

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Geological Map of Laguna Salada showing Possible Metallogenic Pathways

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6.5.3 Volcanic Hosted Mineralization

A different style of mineralization is encountered in the basement at La Rosada with carnotite occurring in fractures in the volcanic sequence.

The volcanics are argillically altered and it is unclear whether this mineralization is coincident with the mineralization that has precipitated in caliches in the Quaternary gravels, albeit in a different host rock, or may even be the source for the surficial uranium mineralization in the gravels.

Further work is required to establish the extent to which basement mineralization is a target either as individual mineralized structures or, at appropriate vein density, as a bulk mineable target.

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7.0 Exploration

Jaguar has conducted no exploration work on the Project since acquiring the property.

7.1 Exploration Potential

The Laguna Salada Project is an early-stage exploration project located in the eastern central part of Chubut Province, Argentina.

A preliminary resource estimate was published for the Guanaco and Lago Seco prospects in 2011 (Coffey 2011) and was followed by a PEA in 2014 (Tenova 2014). These studies were focused on the surficial uranium mineralization on the Guanaco and Lago Seco concessions while reconnaissance exploration on the northern La Rosada claims identified uranium- vanadium mineralization in unconsolidated sediments and basement volcanics.

Limited early stage exploration on the La Rosada area by U3O8 Corp. highlighted uranium values exceeding 0.05% U3O8 (up to 1.18%) and 0.01% V2O5 (up to 0.51%) over average thicknesses of approximately 0.50 m in caliche horizons developed over the shallow soil profile. Uranium-vanadium mineralization is also developed in the underlying strongly radiogenic Jurassic rhyolite volcanics with values of 0.03% to 0.04% ppm U3O8 (up to 0.8%) and 0.02% to 0.03% ppm V2O5 (up to 0.26%).

Between the Mega/U3O8 Corp. exploration and the IsoEnergy mapping and sampling, approximately 30% to 35% of the 230,000 ha Laguna Salada property has been systematically explored. The presence of uranium-vanadium mineralization at Guanaco and Lago Seco and on La Rosada and La Susana prospects claims suggests that similar mineralization may be present across much of the property. The presence of uranium and vanadium in the basement rocks at La Rosada opens up the possibility of sandstone hosted uranium mineralization on the Cretaceous sediments that are exposed to the northwest of La Rosada and continue to the southeast under Tertiary gravels of the Laguna Salada mesa.

There is evidence of mineralization in the Jurassic volcanic basement and the combination of lithologies, structures and stratigraphy open the possibility of thinly covered sandstone hosted mineralization in the Cretaceous Zanion and Manuel Arce Formations.

The Cretaceous Zanion and Manuel Arce are a mixture of shales, sandy tuffs and continental sediments and represent an excellent host rock. The underlying Jurassic basement volcanics are a likely source rock and the Salamanca Formation shales, bentonites and fine sediments represent an ideal seal to any migrating uranium rich fluids.

Further work needs to be done to forward this exploration model including mapping and sampling of the Cretaceous sediments for uranium-vanadium mineralization or evidence that mineralizing fluids percolated these units on their way to depositing mineralization elsewhere.

The mineralized horizons of Laguna Salada are open ended and trend beyond the external limits of the current exploration grids. The exploration potential exists to extend mineralization into previously untested areas of the Project, where these mineralized zones are present but not tested in a comprehensive manner either with trenching and/or drilling.

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SLR recommends that Jaguar conduct check sampling and review of data, and verify the work carried out by the previous operators and confirm the possibilities of more extensive surficial uranium-vanadium mineralization at Laguna Salada. The Rosada and Susana discoveries highlight the district-wide prospects of the region. It is recommended that further exploration be undertaken to determine the potential of these newly identified mineralized areas towards the goal of estimating a current Mineral Resource for the Project.

It is the opinion of the SLR QP that the Project’s historical exploration results justify the continuation of exploration programs designed to test the mineralized zones outlined in this report. The SLR QP has yet to do data verification of historical exploration data on the Project to estimate a Mineral Resource. It is uncertain if further exploration and data verification will result in the estimation of a Mineral Resources. The exploration potential therefore does not represent, and should not be construed to be, an estimate of a Mineral Resource or Mineral Reserve.

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8.0 Sample Preparation, Analyses, and Security

Jaguar has conducted no exploration or drilling work on the Project since acquiring the property.

Full details of historical sample security, sample preparation, analytical procedures and quality assurance and quality control (QA/QC) are covered in Coffey (2011) and Tenova (2014).

A summary of the sampling procedures for trenches and outcrop completed by Mega, U3O8 Corp, and IsoEnergy have been extracted from Miller (2024) and presented here for report completeness.

8.1 Sampling Procedures

8.1.1 Mega and U3O8 Corp. Historical Sampling

Two types of samples were collected: 1) vertical channels through unconsolidated sediments and 2) channel sampling of mineralization in the basement volcanics. Descriptions of sampling methodology from Laguna Salada are provided below.

1	Mineralized Unconsolidated Sediments

Vertical channel samples were taken down wall of the pit or trench through the mineralized gravel. Sample lengths for continuous samples were 0.7 m to 1.0 m and geological and mineralization contacts were honoured with the beginning and end of the samples.

2	Mineralized Basement

There is no information on the sampling technique other than being described as channel samples with lengths of 0.1 m to 0.9 m.

8.1.2 Sample Method

Details of the sample procedure changed as the understanding of the nature of the mineralization evolved, as described by Coffey (2011):

●	During reconnaissance exploration of the property prior to September 2008, pits were dug by hand and the sample intervals established by logging the distribution of yellow uranium-vanadium minerals and radioactivity measurement. Continuous channel samples were taken down a vertical wall of each pit or trench. Sampling commenced at the top of the mineralized zone – the overburden was not sampled.

●	In September 2008, the methodology was changed in order to speed up sampling and to obtain a larger and potentially more representative sample from the trenches using a mechanical backhoe. In this case, the individual units that were to be sampled separately were marked and the operator of the back-actor guided as to the limits of each sample interval.

●	After observing that the majority of the mineralization was located in the matrix of the gravel, a screened sample was taken in addition to a whole sample. The field processing of these sample duplicates is described below and in further detail in Coffey (2011).

●	Only screened samples were taken from continuous channel samples from the trench walls during the period from May 2009 to April 2010.

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●	In May 2010, following recommendations made during the site visit made by Coffey’s personnel, the sample procedure was simplified with the excavator being used to cut the trench and the continuous channel samples being taken by hand from the sidewall. Each sample was homogenized and split in order to provide a whole sample and a screened duplicate. A complete channel sample profile was taken from surface to the floor of the trench, whereas prior to this, sampling started at the top of the mineralized zone, even if this was at some depth below surface. The logic of taking a sample profile from surface, even if low levels of radioactivity indicated that the upper layers exposed in a trench were poorly mineralized, was to determine the grade of the overburden in case economic factors changed to the extent that this low-grade cover could be processed.

Coffey (2011) concluded, after revision of the sample procedure, that “Trenching was undertaken in a diligent manner,” that logging of the trenches had “Standard nomenclature applied with recording and apparent high quality.”

8.1.2.1 Area Sampled and Number of Samples

A total of 2,146 pits were excavated with results considered for the initial resource estimate on the Laguna Salada Project (Coffey 2011). Exploration trenching, at a nominal 400 m by 400 m spacing, was completed over a region of 15 km by 20 km, while infill trenching, on a nominal 200 m by 200 m square grid, was undertaken in the mineralized areas defined by the wider- spaced trenching (Figure 8-1).

Some areas underwent more detailed trenching to confirm continuity of mineralization. Of the 2,146 pits that were excavated:

●	1,343 had only whole samples taken.

●	309 had only screened samples taken.

●	494 had duplicate whole and screened samples taken.

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Figure 8-1: Location of the Trenches and Pits at Laguna Salada coloured by Sample Method Used

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8.1.2.2 Estimation of Grade of Screened Samples

Approximately 10% of the trenches for which only screened samples had originally been taken were also re-opened and had whole gravel samples (unscreened) taken. In addition, duplicate screened and whole samples were taken from exploration trenching on a 400 m by 400 m grid from May 2010, to increase the size of the database of duplicate screened and whole samples. Comparison of the uranium and vanadium grade of the whole sample relative to the screened sample allowed a regression line to be calculated for each element from the data. Application of this regression formula allowed the grade of the original, unscreened gravel to be calculated from the grade of the screened samples.

Coffey (2011) considered the use of the grades of uranium and vanadium calculated from the regression formula to be appropriate for use in resource estimation.

8.1.2.3 Sample Quality

Coffey (2011) noted that pitting and trenching involves an inherent risk of sample bias. Potential sample bias relates to the difficulty of cutting a channel sample to a constant width and depth in gravelly material without larger clasts being plucked out of the pit wall; thereby, constituting a higher proportion of the sample than they represent in situ. Hence, sample quality, and the extent to which a sample is representative of the in situ material, is dependent on two principal factors: the inherent heterogeneity of the gravel; and the diligence and experience of the samplers.

In order to minimize sample bias and to ensure that samples are representative, U3O8 Corp. personnel were given additional on-site training by Coffey during the site visit in 2010. Sampling was carried out by well-trained and experienced technicians under the constant guidance of an experienced U3O8 Corp. geologist.

Inherent heterogeneity of the mineralization was quantified using four types of duplicate samples taken from disperse sample sites throughout the Project area, as follows:

●	Pulp duplicates: defining heterogeneity at the scale of the grain size to which the sample was milled – in this case to 150 mesh (nominal 106 µm).

●	10 mesh duplicates: comparison of grade between duplicates of this type shows the variation in grade on the 2 mm grain size to which the sample was crushed.

●	Duplicate trench wall samples: decimeter-scale heterogeneity was estimated by taking duplicate samples from adjacent channel sample profiles in the sidewall of trenches.

●	Duplicate trench samples: metre-scale heterogeneity was estimated by taking duplicate samples in the opposite walls of trenches.

Coffey (2011) noted that the results of the various types of duplicate samples indicate high levels of repeatability for the pulp and duplicate channel samples, while duplicate samples from opposite walls of pits and trenches defined a higher level of variation, consistent with the nature of the deposit.

8.1.3 IsoEnergy Sampling

8.1.3.1 Mineralized Basement

A total of 264 samples of mineralized unconsolidated sediments were sampled on 100 m centers on a 200-m-line spaced grid. The samples were taken in Horizon D (located beneath the recent soil). Horizon D is composed of unconsolidated sediments of gravel and beige sandy matrix. A typical soil and sediment profile is shown in Figure 8-2.

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A total of 158 panel mineralized basement chip samples weighing between 2 kg to 3 kg at approximately 0.5 m by 0.5 m were collected on 100 m intervals on a 200 m line spaced grid.

Figure 8-2: Soil Profile and D Horizon (Unconsolidated Sediments)

Source: Miller 2024

The sampling procedure is listed below:

1	The sampling point is located on the ground in accordance with the sampling plan coordinates. Avoid repositioning the sample, if necessary, it can be repositioned up to about 5 m from the planned coordinate.

2	Take a CPS (Counts per Second) reading of the soil surface with the Gamma Ray Scintilometer (Gamma SGR from GF Instruments) and record it in the field book.

3	Clean the surface of the excavation site by removing soil from the surface. The dimensions of the area to be cleaned are 1.20 m x 0.90 m.

4	The auger machine was used to make 12 holes (3 rows of 4 holes covering the area of 1.20 m x 0.9 m). The excavation must reach a depth of approximately 1.20 m. This depth guarantees a complete inspection of the geological profile.

5	A visual inspection is carried out to determine the soil horizons, unconformity and unconsolidated sediment. The depths of the horizons and the total depth of the excavation are recorded. The soil generally extends down 0.5m to 0.70m.

6	CPS readings are taken of the pit wall with the Gamma ray scintillometer. This information is recorded in the field notebook.

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7	Geological description of the stratigraphic units, describing details in the unconsolidated sediment horizon. The information generated was color, grain size, texture, matrix, clast size, clast shape, presence of fossils, mineralization, mineralization style, mineral (if visible), mineral percentage, alteration, style alteration and intensity of alteration.

8	The anomalous stratigraphic interval (Horizon D) is identified, then the sample is extracted. Sample material is collected from two, 10-cm wide channels along the selected interval on two parallel walls of the pit to form a single sample. The sample must have a minimum weight of 2 kg and will be placed in the labeled sample bag.

9	When anomalous CPS readings or carnotite are observed on the pit floor and it is not possible to deepen the excavation, an additional chip panel type sample will be taken on the floor.

10	The sample is labeled, packaged and sealed in accordance with the sample handling protocol.

11	The pit is photographed and back filled with the excavated material.

8.2 Sample Preparation and Analysis

8.2.1 Historical Sample Preparation and Analysis

Samples taken after June 2008 were submitted for preparation at ALS Chemex in Mendoza, Argentina (Tenova 2014). On receipt by the laboratory, samples were bar coded and weighed. The samples were then dried and crushed to minimum 75% passing through a 2 mm sieve. The sample was then passed through a riffle splitter and a 250 g sub-sample was pulverized using a ring and puck to 85% of the sample material having a grain size of less than 75 µm. These 75 µm sample pulps were sent to the ALS Chemex analytical facility in Lima, Peru, or Vancouver, Canada, for analysis. Samples were analyzed by inductively coupled plasma atomic emission spectroscopy (ICP-AES) after four-acid digestion.”

Detection limits are 0.01 ppm to 10,000 ppm for uranium and 1 ppm to 10,000 ppm for vanadium.

Some sampling was undertaken in 2016 by U3O8 Corp and submitted to SGS del Peru S.A.C (SGS), in Lima, Peru for analysis. However, there is no information available regarding sample preparation prior to submission of at the lab; but reported analysis was aqua regia digest and analysis by inductively coupled plasma mass spectrometry (ICP-MS) (ICP14B). Detection limits are 0.05 ppm to 10,000 ppm for uranium and 1 ppm to 10,000 ppm for vanadium.

8.2.2 IsoEnergy Sample Preparation and Analysis

IsoEnergy samples were submitted to Alex Stewart (International) Argentina (ASI) in Mendoza, Argentina.

All samples are dried, crushed to 10 mesh (>80%), quartered (600g) and pulverized at 106 microns (>95%) to obtain a 100-gram split ready for analysis (Prep Code: P5).

Four acid (hydrofluoric, perchloric, nitric and hydrochloric) digestion followed by inductively coupled plasma-optical emission spectroscopy (ICP-OES Radial) analysis (ICP-MA-42).

Samples reporting >10,000 uranium, >10,000 vanadium, and >10,000 copper were subject to a 4-acid digest and analysed by ICP-MA-42 100 ml with upper detection limits of 10% for the aforementioned elements.

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8.3 Quality Assurance and Quality Control

All legacy sampling conducted by Jaguar’s predecessors was reported as being marked and supervised by qualified, experienced geologists.

Quality assurance (QA) consists of evidence to demonstrate that the assay data has precision and accuracy within generally accepted limits for the sampling and analytical method(s) used in order to have confidence in a resource estimate. Quality control (QC) consists of procedures used to ensure that an adequate level of quality is maintained in the process of collecting, preparing, and assaying the exploration drilling samples.

Results of the regular submission of Certified Reference Material (CRMs) or Standards are used to identify issues with specific sample batches, and biases associated with the laboratory. Duplicate samples are used to monitor preparation, assay precision, and grade variability as a function of sample homogeneity and laboratory error. Blank material is used to assess contamination or sample-cross contamination during sample preparation and to identify sample numbering errors.

Quality assurance (QA) and quality control (QC) samples, including duplicate samples and sample blanks, were inserted in the sample sequence at pre-determined intervals; they were numbered such that they were in sequence with mineralized material. Certified standards were also inserted at pre-determined intervals.

8.3.1 Historical QA/QC

Almost all the work in the area undertaken by Mega and then U3O8 was concentrated on the Guanaco and Lago Seco areas, and concluded with an initial Resource Estimate in 2011 and a PEA in 2014 (Coffey 2011, Tenova 2014).

In the opinion of Coffey (2011), the QA/QC procedures adopted for the Laguna Salada Project are reasonable and U3O8 Corp. was proactive in addressing QA/QC failures through re- analysis of sample strings associated with each failure and by keeping the database appropriately updated. It is the opinion of Coffey that the QA/QC protocols meet industry standards and the assays are appropriate for use in resource estimation studies.

The QP has not independently reviewed the comprehensive QA/QC used during the Mega/U3O8 exploration and has relied on information and evaluation provided by Coffey (2011) and Tenova (2014).

8.3.2 IsoEnergy QA/QC

A sample batch was defined as 50 samples: 45 original samples, two standards, and three blanks. Field duplicates were not included due to the variability from the unconsolidated nature of the samples.

The insertion of reference materials (STD-FBLK) was carried out by the field geologist.

8.3.2.1 Standard (CRM)

Three standards previously prepared by Maple (STDs 2955, 2956, and 2957) from high grade gravel collected from the Guanaco area at Laguna Salada were used during the IsoEnergy sampling program.

Coffey (2011) notes that only STD 2955 exhibited acceptable performance for uranium while STDs 2955 and 2957 were acceptable for vanadium. No vanadium results were presented for STD 2956.

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Expected values for uranium and vanadium are presented in Table 8-1.

Table 8-1: Expected values for uranium and vanadium in Maple Standards

CRM	STD Code	U Grade (ppm)	V Grade (ppm)
STD_01	STD 2955	198.4	459
STD_02	STD 2956	89.6	N/A
STD_03	STD 2957	25.1	559

The results for the inhouse standards prepared by Maple and certified by ASI are much more variable especially for uranium.

Results are shown in Table 8-2 along with results from the standards (GU-08 and GU-11) inserted by the laboratory as part of their own QA/QC.

Table 8-2: Uranium and Vanadium Values for IsoEnergy Standard and ASI Internal Standards

Standard	Number of Analysis	Lab Mean (U ppm)	Lab SD	Standard (U ppm)	SD	Mean Difference (U ppm)
STD 2955	12	165.1	7.26	198.4	12.7	-33
STD 2956	6	128.1	21.9	89.6	18.3	38
STD 2957	5	61	54.7	25.1	3.8	35.9
GU-08	7	321	22.1	312.4	24.7	8.6
GU-11	8	33	1.6	34.67	2.47	-1.67

Standard	Number of Analysis	Lab Mean (V ppm)	Lab SD	Standard (V ppm)	SD	Mean Difference (V ppm)
STD 2955	12	489	7.01	459	16.7	30
STD 2956	6	429	46.7	NA	NA	NA
STD 2957	5	585	58.8	559	17.8	26.2
GU-08	7	32.7	0.48	NA	NA	NA
GU-11	8	46.7	0.75	NA	NA	NA
Note: SD standard deviation. GU prefix is for ASI internal standards.

While analyses for STD 2955 had good precision, they had poor accuracy, under-reporting uranium by approximately 33 ppm and over-reporting vanadium by 30 ppm.

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Figure 8-3: Uranium Values for Standard STD-2955

Source: Miller 2024

Figure 8-4: Vanadium Values for Standard STD-2955

Source: Miller 2024.

Standards 2956 and 2956 performed badly, and this was noted by Coffey in the 2011 Resource estimate. The lack of assay certificates for vanadium was also an issue.

The internal lab standards used by ASI performed better; however, there appears to be variation between and within batches (Figure 8-5).

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Figure 8-5: Uranium Values for ASI Internal Standard GU-11 (Certified 34.67 ppm U)

Source: Miller 2024

There also seem to some issues with some of the analytical batches where there are low levels of uranium mineralization/anomalism around the 10 ppm detection limit of the ICP-OES method adopted by IsoEnergy for the La Rosada samples.

IsoEnergy recommended that checks samples, with certified blanks and standards, should be sent out to the other laboratories in Mendoza as a second laboratory check to evaluate their performance for uranium and vanadium. The SLR QP agrees with this recommendation.

8.3.2.2 Blanks

Field blanks were prepared from coarse rock fragments of unmineralized sandstone taken close to the Susana field camp. Blank samples were of similar size to actual samples.

Average values for all blanks are shown in Table 8-3 for uranium and vanadium.

Table 8-3: Uranium and Vanadium values for field blanks

Blank	Number of Analysis	Mean (ppm)	Max (ppm)	Min (ppm)	Standard Deviation
Uranium Blank	23	NA	<10	<10	NA
Vanadium Blank	23	141.2	147	136	3.16

All uranium analyses were below detection. Values for vanadium are shown in Figure 8-6.

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Figure 8-6: Vanadium Values for Blank Material Showing Batch Numbers

Source: Miller 2024

There is no certified value for the blank material. Results show considerable variation above and below the mean; however, with a single batch, there are insufficient data points to identify overall trends.

8.3.3 Laboratory Certification

ALS Chemex is a division of ALS Limited, which was founded in 1863 and listed on the Australian Stock Exchange in 1952. It has over 60 analytical laboratories world-wide. ALS is certified to ISO 9001 (QC) standards, and has an ISO/IEC17025 accreditation from the Standards Council of Canada.

SGS Peru S.A.C is a division of SGS Global, which hold extensive certifications and accreditations, including ISO 9001 (QC) standards, ISO 14001, ISO/IEC 17025

Alex Stewart Assayers are part of the Stewart Group, which has preparation and analytical facilities in many parts of the world and has been in operation for 30 years. Its Canadian laboratories are fully accredited to ISO 9001-2000, and are currently working towards ISO 17025 accreditation.

The laboratories used for all sample preparation and analytical work are large, independent, commercial service providers that are independent of Jaguar and its predecessors.

8.4 Sample Security

Security is often referred to as ‘the chain of custody’ and refers to sample collection, labelling, transport to the laboratory, and analysis. This is to ensure that the samples are systematically labelled and recorded and handled by trusted people and there is no opportunity to tamper with the samples with a view to altering or falsifying results.

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8.4.1 Historical Sample Security

For the Mega and U3O8 sampling campaigns Coffey (2011) states “that the level of sample security is appropriate for the level of project,” and that “security measures implemented to ensure the integrity of the samples are considered by Coffey to be adequate relative to the low security risk of the project area.”

8.4.2 ISO Sample Security

Individual samples (2 kg to 3 kg) were placed in sacks, with five to six samples per sack. Batches of samples (30 to 40) were shipped by company vehicle to Andesmar cargo agency in Trelew, via Andesmar to Mendoza, and delivered to ASI.

Additionally, there must be control of the status of samples, monitoring of shipments and reception of sample batches in the lab.

8.5 QP Opinion

Laguna Salada is an early-stage exploration project, and the QA/QC program as highlighted by IsoEnergy (Miller 2024) identified three problems that need to be addressed in future exploration campaigns.

●	Appropriate standards. The standards prepared by Maple and used at Laguna Salada and subsequently by IsoEnergy at La Rosada present various issues (precision and accuracy). The use of commercial standards is recommended.

●	Analytical technique. Many of the samples at La Rosada seem to have been close to the 10 ppm detection limit for ICP-OES masking patterns that seem to exist in the mineralization. The under- and overreporting of the standards and the “patchy” nature of the results suggest that there may be issues with the technique used by ASI for La Rosada mineralization.

●	Alternate laboratory. There were issues with turn-around times and the submittals going “missing” and requiring follow-up with ASI. All legacy sampling conducted by Jaguar’s predecessors was reported as being marked and supervised by qualified, experienced geologists.

SLR agrees with the recommendations to correct the three problems identified by IsoEnergy in its QA/QC review of the Laguana Salada data and has recommended that Jaguar institute these changes when carrying out further work to confirm the historical information.

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9.0 Data Verification

Jaguar has conducted no exploration or drilling work on the Project since acquiring the property.

The SLR QP visited the site on July 23 to 25, 2024. During the site visit, the SLR QP received a project overview by site management, toured exploration areas, inspected various parts of the property and infrastructure, and measured scintillometer readings at various previously reported trench sample sites. No noteworthy issues or discrepancies were observed.

The SLR QP also interviewed key personnel involved in the collection, interpretation, and processing of legacy geological data, reviewed previous sampling procedures, and recommended that similar sampling processes be conducted during any future assay validation confirmation work conducted by Jaguar in advance of Mineral Resource estimations.

9.1 QP Opinion

Field observations by the SLR QP from the various localities visited on the three days of site visits confirm the types, styles and extents of the mineralization described by Mega and IsoEnergy earlier in this report. The SLR QP is of the opinion that the results from the check sampling program by IsoEnergy agree with the results from the previous campaigns and are representative of the values for uranium and vanadium mineralization on the property.

The SLR QP opines that the legacy database provided for review does not contain any questionable data, but verification as to the adequacy for the purposes of Mineral Resource estimation and classification will be dependant on confirmation assay validation to be conducted by Jaguar in the future. The SLR QP agrees with the validation sampling approach that Jaguar personnel have outlined during data validation discussions held during the site visit.

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10.0 Mineral Processing and Metallurgical Testing

Jaguar has not yet completed any metallurgical test work.

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11.0 Mineral Resource Estimates

There are no current Mineral Resources at the Project.

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12.0 Mineral Reserve Estimates

There are no current Mineral Reserves at the Project.

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13.0 Mining Methods

This section is not applicable.

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14.0 Processing and Recovery Methods

This section is not applicable.

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15.0 Infrastructure

This section is not applicable.

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16.0 Market Studies

This section is not applicable.

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17.0 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with Local Individuals or Groups

This section is not applicable.

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18.0 Capital and Operating Costs

This section is not applicable.

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19.0 Economic Analysis

This section is not applicable.

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20.0 Adjacent Properties

This section is not applicable.

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21.0 Other Relevant Data and Information

This section is not applicable.

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22.0 Interpretation and Conclusions

SLR offers the following conclusions:

●	The Laguna Salada Project is an early-stage exploration project located in the eastern central part of Chubut Province, Argentina.

●	A preliminary resource estimate was published the Guanaco and Lago Seco prospects in 2011 (Coffey 2011) and was followed by a preliminary economic assessment (PEA) in 2014 (Tenova 2014). These studies were focused on the surficial uranium mineralization on the Guanaco and Lago Seco concessions while reconnaissance exploration on the northern La Rosada claims identified uranium-vanadium mineralization in unconsolidated sediments and basement volcanics.

●	The historical estimates are considered reasonable, but pre-date current S-K 1300 resource reporting requirements. A qualified person has not done sufficient work to classify the historical estimates as current Mineral Resources and the Company is not treating the historical estimates as current Mineral Resources.

●	Between the Mega/U3O8 exploration between 2007 and 2010 and the IsoEnergy mapping and sampling conducted in 2022 to 2023 approximately only 30% to 35 % of the 230,000 ha Laguna Salada property has been systematically explored.

●	The presence of uranium-vanadium mineralization at Guanaco and Lago Seco and on the La Rosada and Susana prospects claims suggests that similar mineralization may be present across much of the property. The presence of uranium and vanadium in the basement rocks at La Rosada opens up the possibility of sandstone hosted uranium mineralization on the Cretaceous sediments that are exposed to the north-west of La Rosada and continue to the south-east under Tertiary gravels of the Laguna Salada mesa.

●	The mineralized horizons of Laguna Salada are open ended and trend beyond the external limits of the current exploration grids. The exploration potential exists to extend mineralization into previously untested areas of the Project, where these mineralized zones are present but not tested in a comprehensive manner either with trenching and/or drilling.

●	Based on a review of the database, geologic models, and documentation provided, SLR is of the opinion that all of the previous procedures reported by Jaguar and its predecessors are in alignment with industry standards at the time of completion and in accordance with the approaches SLR would adopt.

●	Jaguar is currently in progress as of the date of this report to meet the requirements outlined in the Mining Code Procedures of the Province of Chubut.

●	The SLR QP is of the opinion that with consideration of the recommendations summarized in Sections 1 and 23 of this report, any issues relating to all relevant technical and economic factors likely to influence the prospect of economic extraction can be resolved with further work. There are no other known environmental, permitting, legal, social, or other factors that would affect the development of the Mineral Resources.

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●	Jaguar Uranium is an exploration-stage company and has no history of operations, mining or refining mineral products. There can be no assurance that the Properties will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure.

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23.0 Recommendations

Jaguar has proposed a two-phase exploration program with a total budget of approximately US$1,900,000 to advance the Project, beginning in 2025 (Table 23-1). The two phases of the program are independent of each other. The SLR QP has reviewed the 2025 program proposed by Jaguar and is of the opinion that it is a reasonable approach to the advancement of the Project. Exploration Work can only be undertaken within current granted claims or in areas where Jaguar has an agreement with landowners.

The objectives of the exploration program are summarized below:

●	Acquire proper exploration permits, renegotiate surface access agreements with current landowners, and pursue acquisition of small government concession area located south of the Guanaco VII and north of the Hope 4 concessions.

●	Conduct check sampling and review of historical trench data, verify the work carried out by the previous operators, and confirm the possibilities of more extensive surficial uranium-vanadium mineralization at Laguna Salada.

●	Perform trench versus drilling sampling study to determine most appropriate method for advancing the Project.

Table 23-1: Proposed Laguna Salada 2025 Exploration Budget

Category	Budget (US$)
Phase 1
Staffing and Support	349,300
Equipment	94,700
Tenement / JV	84,000
Airborne + Surface Exploration	514,540
Phase 1 Sub-Total	1,042,540
Contingency (10%)	104,254
Phase 1 Total	1,146,794

Phase 2
Surface Exploration (Drilling)	691,250
Contingency (10%)	69,125
Phase 2 Total	760,375

Sub-Total Phase 1 + Phase 2	1,733,790
Contingency (10%)	173,379
Total Phase 1 + Phase 2	1,907,169

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24.0 References

Barcat, C., Cortiñas, J.S., Nevistic, V.A., Zucchi, H.E., 1989, Cuenca Golfo San Jorge. En: Chebli, G., Spalletti, L. (Eds.) Cuencas Sedimentarias Argentinas, Serie Correlación Geológica Nro 6, Universidad Nacional de Tucumán: 319-345.

Bastias Yacante Abogados, 2024, Huemul, Sierra Pintada and Laguna Salada Projects Due Diligence Report, July 25, 2024, 46 p.

Coffey. 2011. Laguna Salada Project, Chubut Province, Argentina NI 43-101 Technical Report Laguna Salada Initial Resource Estimate. Prepared by Coffey Mining Pty Ltd. on behalf of U3O8 Corporation

Figari et al.,1999, B: first author’s interpretation, C: modified from Baldi and Nevistic (1996). Figari et al., 1999, Time scale (from “Decade of North American Geology, 1983”) in Linares and González (1990).

Fitzgerald, M.G., Mitchum, Jr, R.M., Uliana, M.A., Biddle, K.T., 1990, Evolution of the San Jorge Basin, Argentina. The American Association of Petroleum Geologists, Bulletin, 74: 879- 920.

Salwyn, C.A., 2001,. Geology of the Golfo San Jorge Basin, Argentina. Journal of Iberian Geology, Vol 27: 123-257.

Kyser, K. & Cuney, M. 2009. Sandstone-hosted uranium deposits. In: Recent and not-sorecent developments in uranium deposits and implications for exploration (M. Cuney & K. Kyser (eds). Mineral Association of Canada Short Course Vol 39, 221-240.

Mann, A.W. & Deutscher, R.L. 1978. Genesis and principles for the precipitation of carnotite in calcrete drainages in Western Australia. Uranium Geology in Resource Evaluation and Exploration. Econ. Geol. Bull. Soc. Econ. Geol. 73: 1724-1737.

Miller, O.D.W. 2024, NI 43-101 Technical Report on Laguna Salada Uranium – Vanadium Project, Chubut Province, Argentina. Prepared for IsoEnergy Ltd. January 31, 2024. 179 p., Not Published

SEGEMAR. 2003. 1:250,000 Hoja Geologica, 4566-I Garayalde, Edicion 2007.

SEGEMAR. 2007. 1:250,000 Hoja Geologica, 4366-III Las Plumas, Edicion 2003.

Tenova. 2014. Preliminary Economic Assessment of the Laguna Salada Uranium-Vanadium Deposit, Chubut Province, Argentina. Tenova Mining and Minerals (Australia) Pty Ltd., Prepared for U3O8 Corp. January 18, 2014. 322 p.

Toens, P.D., and Hambleton-Jones, B.B., 1984. Definition and classification of surficial uranium deposits, Surficial Uranium Deposits Report of the Working Group on Uranium Geology Organized by the International Atomic Energy Agency

World Nuclear Association. (2009) Uranium Deposit Types. www.world-nuclear.org.

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25.0 Reliance on Information Provided by the Registrant

This TRS has been prepared by SLR for Jaguar Uranium. The information, conclusions, opinions, and estimates contained herein are based on:

●	Information available to SLR at the time of preparation of this TRS.

●	Assumptions, conditions, and qualifications as set forth in this TRS.

For the purpose of this TRS, SLR has relied on ownership information provided by Jaguar Uranium in legal opinions by Bastias Yacante Abogados (2024) entitled Huemul, Sierra Pintada and Laguna Salada Projects Due Diligence Report dated July 25, 2024, and this opinion is relied on in Sections 3.2 and the Summary of this TRS. SLR has not researched property title or mineral rights for the Laguna Salada Project as we consider it reasonable to rely on Jaguar Uranium’s legal counsel who is responsible for maintaining this information.

The Qualified Person has taken all appropriate steps, in their professional opinion, to ensure that the above information from Jaguar Uranium is sound.

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26.0 Date and Signature Page

This report titled “S-K 1300 Technical Report Summary on the Laguna Salada Project, Chubut Province, Argentina” with an effective date of August 13, 2024 was prepared and signed by:

(Signed) SLR International Corporation

Dated at Lakewood, CO
October 29, 2024	SLR International Corporation

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